Exhibit 4.1

EXECUTION VERSION

LAREDO PETROLEUM, INC., as Issuer,

LAREDO PETROLEUM, LLC, LAREDO GAS SERVICES, LLC and LAREDO

PETROLEUM TEXAS, LLC, as Guarantors,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of January 20, 2011

9½% Senior Notes due 2019

CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION		INDENTURE SECTION
301	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	12.03
	(c)	12.03
313	(a)	7.06(a)
	(b)(1)	N.A.
	(b)(2)	7.06(a)
	(c)	7.06(a), 12.02
	(d)	7.06(b)
314	(a)	4.04(b)
	(a)(4)	12.05(a)
	(b)	N.A.
	(c)(1)	N.A.
	(c)(2)	N.A.
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05(a)
	(f)	N.A.
315	(a)	N.A.
	(b)	N.A.
	(c)	N.A.
	(d)	N.A.
	(e)	N.A.
316	(a)(last sentence)	N.A.
	(a)(1)(A)	N.A.
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	N.A.
	(c)	12.14(d)
317	(a)(1)	N.A.
	(a)(2)	N.A.
	(b)	N.A.

i

318	(a)	N.A.
	(b)	N.A.
	(c)	12.10

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

v

Section 12.15	Table of Contents, Headings, Etc.	136
Section 12.16	Language of Notices	136

Exhibits:

Exhibit A1	FORM OF NOTE

Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE (this “Indenture”), dated as of January 20, 2011, among Laredo Petroleum, Inc., a Delaware corporation (the “Company”), Laredo Petroleum, LLC, a Delaware limited liability company (“Parent”), Laredo Gas Services, LLC, a Delaware limited liability company, and Laredo Petroleum Texas, LLC, a Texas limited liability company (together with Parent and Laredo Gas Services, LLC, the “Initial Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Company, the Initial Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 9½% Senior Notes due 2019 of the Company (the “Notes”):

ARTICLE ONE

Definitions and Incorporation

by Reference

Section 1.01           Definitions.

“144 A Global Note” means a global note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary, (iv) Permitted Business Investments, (v) capital expenditures by the Parent Guarantor, the Company or a Restricted Subsidiary in the Oil and Gas Business or (vi) Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (vi), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Interest” means any additional interest payable pursuant to a Registration Rights Agreement.

“Additional Notes” means any further Notes (other than the Initial Notes issued on the Issue Date and other than any Exchange Notes issued in exchange for outstanding Notes pursuant to an Exchange Offer) issued upon original issue under this Indenture in accordance with the terms of this Indenture, including Sections 2.01(e), 2.02, 2.16 and 4.07.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a)           the sum of

(i)            discounted future net revenues from proved oil and gas reserves of the Parent Guarantor, the Company and the Restricted Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated by the Parent Guarantor in a reserve report prepared as of the end of the Parent Guarantor’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year-end), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis in accordance with Commission guidelines , in the case of the foregoing clauses (1) through (4) utilizing the prices and costs calculated in accordance with Commission guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Parent Guarantor were year-end; provided, however, that, in the case of each of the determinations made pursuant to the foregoing clauses (1) through (4), such increases and decreases shall be as estimated by the Parent Guarantor’s petroleum engineers,

(ii)           the capitalized costs that are attributable to Oil and Gas Properties of the Parent Guarantor, the Company and the Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Parent Guarantor’s books and records as of a date no earlier than the date of the Parent Guarantor’s latest available annual or quarterly financial statements,

(iii)          the Net Working Capital of the Parent Guarantor, the Company and the Restricted Subsidiaries on a date no earlier than the date of the Parent Guarantor’s latest annual or quarterly financial statements, and

(iv)          the greater of (1) the net book value of other tangible assets of the Parent Guarantor, the Company and the Restricted Subsidiaries as of a date no earlier than the date of the Parent Guarantor’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets of the Parent Guarantor, the Company and the Restricted Subsidiaries, as of a date no earlier than the date of the Parent Guarantor’s latest audited financial statements; provided that, if no such appraisal has been obtained, the Parent Guarantor shall not be required to obtain such an appraisal and only clause (iv)(1) of this definition shall apply, minus (b) the sum of

(i)            Minority Interests,

(ii)           any net gas balancing liabilities of the Parent Guarantor, the Company and the Restricted Subsidiaries, as reflected in the Parent Guarantor’s latest annual or quarterly balance sheet, to the extent not deducted in calculating Net Working Capital of the Parent Guarantor in accordance with clause (a)(iii) of this definition,

(iii)          to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (but utilizing prices and costs calculated in accordance with Commission guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Parent Guarantor were year-end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Parent Guarantor, the Company and the Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv)          the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Parent Guarantor, the Company and the Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Parent Guarantor changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Parent Guarantor were still using the full cost method of accounting.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of: (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of: (a) the present value at such redemption date of (i) the redemption price of such Notes at February 15, 2015 (such redemption price being set forth in the table appearing in Section 3.07(a)) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such Notes through February 15, 2015, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business) or other disposition (including by way of merger or consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1)           any Capital Stock of the Company or any Restricted Subsidiary (other than directors qualifying shares or shares required by law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)           all or substantially all of the properties and assets of any division or line of business of the Parent Guarantor, the Company or any Restricted Subsidiary; or

(3)           any other properties and assets of the Parent Guarantor, the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term Asset Sale shall not include:

(A)          any disposition (including by way of a merger or consolidation) that is governed by the provisions described under Section 5.01,

(B)           any disposition that is by the Parent Guarantor to the Company, by the Company to the Parent Guarantor, by the Parent Guarantor or the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Parent Guarantor, the Company or any other Restricted Subsidiary in accordance with the terms of this Indenture,

(C)           any disposition that would be (i) a Restricted Payment under Section 4.08 and that would be permitted to be made as a Restricted Payment or (ii) a Permitted Investment or a Permitted Payment,

(D)          the disposition of Cash Equivalents, inventory, accounts receivable, surplus or obsolete equipment or other similar property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment),

(E)           the abandonment, assignment, lease, sublease or farm-out of Oil and Gas Properties, or the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in a manner that is customary in the Oil and Gas Business,

(F)           the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person,

(G)           any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Parent Guarantor, the Company or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 60 days after the acquisition of, the Property that is subject thereto,

(H)          the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

(I)            an Asset Swap,

(J)            the creation or incurrence of any Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Lien,

(K)          the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(L)           any disposition of assets or Capital Stock (in any Transaction) the Fair Market Value of which, when combined with the Fair Market Value at the time of disposition of all other such dispositions in the same Transaction effected pursuant to this clause (L), in the aggregate, does not exceed $5.0 million,

(M)         the sale or other disposition (whether or not in the ordinary course of business) of Oil and Gas Properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves,

(N)          any sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, or

(O)          the disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 of the Internal Revenue Code or any successor or analogous provisions of the Internal Revenue Code.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 120 days of each other) purchase and sale or exchange of any oil or natural gas properties or assets or interests therein between the Parent Guarantor, the Company or any Restricted Subsidiary and another Person; provided that any cash received shall be applied in accordance with the Section 4.11 as if the Asset Swap were an Asset Sale.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means:

(A)          with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act on behalf of such board;

(B)           with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(C)           with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same the manager or board of managers or managing member or members or any controlling committee thereof; and

(D)          with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to a Board of Directors, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Person or, in the case of a Person that is a partnership that has no such officers, the Secretary or an Assistant Secretary of a general partner of such Person, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the applicable Registration Rights Agreement.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or the location of the Corporate Trust Office of the Trustee are authorized or required by law to close.

“Capital Lease Obligation” of any Person means any obligation of such Person under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation (other than any obligation that is required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP as in effect on the Issue Date), and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests in such Person whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests in such Person, any other interest or participation that confers on any other Person the right to receive a share of the overall profits and losses of, or distributions of assets of, such Person, including any Preferred Stock, and any rights, warrants or options exercisable for, exchangeable for or convertible into such Capital Stock in any such case other than debt securities exercisable for, exchangeable for or convertible into Capital Stock.

“Cash Equivalents” means

(1)           any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2)           marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” (or the equivalent thereof) from either S&P or Moody’s,

(3)           deposits, time deposit accounts, certificates of deposit, money market deposits, overnight bank deposits or acceptances of any financial institution having capital and surplus in excess of $100 million and whose senior unsecured debt either (a) is rated at least “A- 2” by S&P, or at least “P-2” by Moody’s, or (b) has a Thompson Bank Watch Rating of “B” or better,

(4)           commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated in one of the two highest ratings categories by S&P or Moody’s or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named Rating Agencies cease publishing ratings of investments,

(5)           repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1), (2) or (3) above that are entered into with a financial institution described in clause (3) above and mature within 365 days from the date of acquisition,

(6)           money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5), and

(7)           marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of the creation thereof.

“Cash Management Obligations” means, with respect to the Company or any Guarantor, any obligations of such Person to any lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit

“Change of Control” means the occurrence of any of the following events:

(1)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Parent Guarantor (or its successor by merger, consolidation or purchase of all or substantially all its assets) (measured by voting power rather than the number of shares);

(2)           during any period of two consecutive years, individuals who at the beginning of such period (or, if later, the Issue Date) constituted the Board of Directors of the Parent Guarantor (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Parent Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period (or, if later, the Issue Date) or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(3)           the Parent Guarantor sells, assigns, conveys, transfers, leases or otherwise disposes (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor, the Company and the Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act);

(4)           the Parent Guarantor or the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution (unless, in the case of the Company, the Parent Guarantor assumes all of the obligations of the Company under this Indenture) other than in a transaction which complies with Section 5.01; or

(5)           the Parent Guarantor ceases to beneficially own (defined as specified above) in the aggregate, directly or indirectly, 100% of the Voting Stock of the Company (measured by voting power rather than the number of shares).

Notwithstanding the preceding, a conversion of the Parent Guarantor, the Company or any Restricted Subsidiary from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time) the Capital Stock of the Parent Guarantor immediately prior to such transactions continue to “beneficially own” in the aggregate more than 50% of the Voting Stock of such entity (measured by voting power rather than the number of shares), or continue to “beneficially own” sufficient equity interests in such entity to elect a majority of its directors, managers, trustees or other Persons serving in a similar capacity for such entity, and, in either case no Person, other than one or more Permitted Holders, “beneficially owns” more than 50% of the Voting Stock of such entity (measured by voting power rather than the number of shares).

“Clearstream” means Clearstream Banking, societe anonyme, Luxembourg, or any successor securities clearance agency.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

“Commodity Agreement” means, with respect to any Person, any futures contract, forward contract, commodity swap agreement, commodity option agreement, hedging agreements and other agreements or arrangements (including swaps, caps, floors, collars, options and similar agreements) or any combination thereof entered into by such Person in respect of Hydrocarbons purchased, used, produced, processed or sold by such Person or its Subsidiaries for the purpose of protecting, on a net basis, against price risks, basis risks or other risks encountered in the Oil and Gas Business.

“Company” means Laredo Petroleum, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Consolidated Fixed Charge Coverage Ratio” of the Parent Guarantor means, for any period, the ratio of

(a)           without duplication, the sum of Consolidated Net Income (Loss), and in each case to the extent deducted (and not added back) in computing Consolidated Net Income (Loss) for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such four fiscal quarters, less all non-cash items increasing Consolidated Net Income for such four fiscal quarters, in each case, of the Parent Guarantor, the Company and the Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, to

(b)           without duplication, Consolidated Interest Expense of the Parent Guarantor for such four fiscal quarters;

provided, however, that

(1) if the Parent Guarantor, the Company or any Restricted Subsidiary:

(A)          has incurred any Indebtedness since the beginning of such period that remains outstanding on the relevant date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an incurrence of Indebtedness, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such determination will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such Credit Facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the date of such determination; provided that, in each case, such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility as provided in clause (B)); or

(B)           has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;

(2)           if, since the beginning of such period, the Parent Guarantor, the Company or any Restricted Subsidiary has made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is such an Asset Sale, the Consolidated Net Income for such period will be reduced by an amount equal to the Consolidated Net Income (Loss) (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated Net Income (Loss) (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Parent Guarantor, the Company and the continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent Guarantor, the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)           if, since the beginning of such period, the Parent Guarantor, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Parent Guarantor, the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under this Indenture, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

(4)           if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent Guarantor, the Company or any Restricted Subsidiary since the beginning of such period) made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Parent Guarantor, the Company or a Restricted Subsidiary during such period, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Net Income (Loss), including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission); and provided further that

(1)           in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the average rate in effect for the period had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof) and (B) bearing an interest rate (x) at the option of the Parent Guarantor, the Company or any Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by the Parent Guarantor, the Company or such Restricted Subsidiary or (y) that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate, shall be calculated based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Parent Guarantor, the Company or such Restricted Subsidiary may designate, and

(2)           in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving Credit Facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise or other taxes accounted for as income taxes in accordance with GAAP) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of the Parent Guarantor means, without duplication, for any period, the sum of

(a)           the interest expense, less interest income, of the Parent Guarantor, the Company and the Restricted Subsidiaries for such period, on a Consolidated basis, whether paid or accrued, including, to the extent not included in such interest expense and without duplication, with respect to such Person and its Restricted Subsidiary for such period,

(1)           amortization of debt discount (excluding amortization of capitalized debt issuance costs) (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense),

(2)           the net cash costs associated with Interest Rate Agreements (including amortization of fees and discounts); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income,

(3)           the interest portion of any deferred payment obligation,

(4)           all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

(5)           accrued interest, plus

(b)           (1)           the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued, and

(2)           all interest expense that has been capitalized, plus

(c)           the interest expense under any Guaranteed Debt of the Parent Guarantor, the Company and any Restricted Subsidiary or Indebtedness secured by a Lien on assets of the Parent Guarantor, the Company and any Restricted Subsidiary, to the extent not included under any other clause hereof, but only to the extent such Guarantee becomes payable by the Parent Guarantor, the Company or the Restricted Subsidiaries or such Lien becomes subject to foreclosure, plus

(d)           dividend payments of the Parent Guarantor with respect to Disqualified Stock and of the Company or any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of such Person or payable to the Parent Guarantor, the Company or any Restricted Subsidiary),

minus, to the extent included above, any interest attributable to Dollar- Denominated Production Payments.

“Consolidated Net Income (Loss)” of the Parent Guarantor means, for any period, the Consolidated net income (or loss) of the Parent Guarantor, the Company and the Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1)           all extraordinary gains or losses (together with related provisions for taxes) (less all fees and expenses relating thereto),

(2)           the portion of net income (or loss) of the Parent Guarantor, the Company and the Restricted Subsidiaries on a Consolidated basis allocable to Minority Interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that, in the case of net income, cash dividends or distributions have not actually been received, or, in the case of net loss, cash has been contributed to fund such loss, by the Parent Guarantor, the Company or one of the Parent Guarantor’s Consolidated Restricted Subsidiaries,

(3)           any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4)           gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of the Oil and Gas Business (excluding, without limitation, from the calculation of Consolidated Net Income (Loss) dispositions pursuant to Sale and Leaseback Transactions, but not excluding from such calculation transactions such as farm-outs, sales of leasehold inventory, sales of undivided interests in drilling prospects, and sales or licenses of seismic data or other geological or geophysical data or interpretations thereof),

(5)           the net income of the Company or any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by the Company or such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or such Restricted Subsidiary or its stockholders,

(6)           any write-downs or impairments of assets (including goodwill) on or related to Hydrocarbon properties or other non-current assets, under applicable GAAP or Commission guidelines,

(7)           any cumulative effect of a change in accounting principles,

(8)           any unrealized non-cash gains or losses on charges in respect of Interest Rate Agreements, Currency Agreements or Commodity Agreements, including those resulting from the application of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,”

(9)           any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity-based awards, and

(10)         all deferred financing costs or other financial recapitalization charges written off, and premiums or penalties paid, in connection with any early extinguishment of Indebtedness.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the sum of:

(1)           the Consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries as of such date; plus

(2)           the respective amounts reported on such Person’s balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

“Consolidated Non-cash Charges” of the Parent Guarantor means, for any period, the aggregate depreciation, depletion, amortization, impairment and exploration and abandonment expense and other non-cash charges of the Parent Guarantor, the Company and the Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge (other than a charge for future obligations with respect to the abandonment or retirement of assets) that requires an accrual or reserve for cash charges for any future period).

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would be consolidated with those of such Person, in accordance with GAAP; provided, however, that Consolidation will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term “Consolidated” shall have a similar meaning.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

“Credit Facility” means, with respect to the Parent Guarantor, the Company or any Restricted Subsidiary, one or more debt facilities (including the Senior Credit Agreement) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or other financial assets to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or other financial assets), letters of credit, commercial paper facilities, debt issuances or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced, in whole or in part and from time to time, including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, future contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Parent Guarantor who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Parent Guarantor) in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the date that is the earlier of (a) the date 91 days after the date on which no Notes are outstanding and (b) the final Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such date (other than, in any case, upon a change of control of or sale of assets by the Parent Guarantor in circumstances where the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such date at the option of the holder thereof; provided that only the portion of Capital Stock which is mandatorily redeemable is so redeemable or so convertible or exchangeable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations.

“Dollar-Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Investor” means each of (i) Warburg Pincus Private Equity IX L.P., (ii) Warburg Pincus Private Equity X O&G, L.P. and (iii) Warburg Pincus X Partners, L.P.

“Equity Offering” means an underwritten public offering or nonpublic, unregistered or private placement of Qualified Capital Stock of the Parent Guarantor or any contribution to capital of the Parent Guarantor in respect of Qualified Capital Stock of the Parent Guarantor.

“Euroclear” means Euroclear Bank S.A./N.V., or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Exchange Notes” means the Notes issued in exchange for outstanding Initial Notes or Additional Notes in an Exchange Offer in accordance with Section 2.07(f).

“Exchange Offer” means an exchange offer that may be effected pursuant to a Registration Rights Agreement.

“Exchange Offer Registration Statement” means an Exchange Offer Registration Statement that may be filed pursuant to (and as defined in) a Registration Rights Agreement.

“Exchanged Properties” means Additional Assets received by the Parent Guarantor, the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale, trade or exchange as a portion of the total consideration for other properties or assets.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $20 million shall be determined by the Board of Directors of the Parent Guarantor acting in good faith, which determination will be conclusive for all purposes under this Indenture, in which event it shall be evidenced by a resolution of the Board of Directors of the Parent Guarantor, and any lesser Fair Market Value shall be determined by the principal financial officer or principal accounting officer of the Parent Guarantor acting in good faith, which determination will be conclusive for all purposes under this Indenture.

“Foreign Subsidiary” means any Restricted Subsidiary of the Parent Guarantor that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any state thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. All ratio computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A1 or A2 hereto, as appropriate, issued in accordance with Section 2.01, 2.07(b)(iii), 2.07(b)(iv), 2.07(d)(i), 2.07(d)(ii), or 2.07(d)(iii) of this Indenture.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(1)           to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2)           to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

(3)           to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4)           to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(5)           otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or any obligation to the extent it is payable only in Qualified Capital Stock of the guarantor.

“Guarantor” means (i) the Parent Guarantor and (ii) any Subsidiary of the Parent Guarantor that is a guarantor of the Notes, including any Person that is required after the Issue Date to execute a guarantee of the Notes pursuant to Section 4.12, until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“Holder” means the Person in whose name a Note is, at the time of determination, registered on the Securities Register.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products, by-products and all other substances (whether or not hydrocarbon in nature) produced in connection therewith or refined, separated, settled or derived therefrom or the processing thereof, and all other minerals and substances related to the foregoing, including liquified petroleum gas, natural gas, kerosene, sulphur, lignite, coal, all gas resulting from the in-situ combustion of coal or lignite, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom.

“Indebtedness” means, with respect to any Person, without duplication,

(1)           (a) all indebtedness of such Person (i) for borrowed money or (ii) for the deferred purchase price of property or services, excluding any Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business, and (b) all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1)(a), (2), (3) or (5) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit),

(2)           all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3)           all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business,

(4)           all obligations under or in respect of Currency Agreements and Interest Rate Agreements of such Person (the amount of any such obligations to be equal at any time to the net termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(5)           all Capital Lease Obligations of such Person,

(6)           the Attributable Indebtedness related to any Sale and Leaseback Transaction,

(7)           all Indebtedness referred to in clauses (1) through (6) above of other Persons, to the extent the payment of such Indebtedness is secured by any Lien, upon or with respect to property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(8)           all Guaranteed Debt of such Person,

(9)           all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price, and

(10)         Preferred Stock of the Company or any Restricted Subsidiary or any Subsidiary Guarantor, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

if and to the extent (solely in the case of the obligations specified in clauses (l)(a)(ii), (3) and (5)) such obligations would appear as liabilities upon the Consolidated balance sheet of such Person in accordance with GAAP; provided, however, that the following shall in any event not constitute “Indebtedness”:

(a)           any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(b)           accrued current liabilities and Trade Accounts Payable arising in the ordinary course of business;

(c)           any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to maximum payment obligations, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

(d)           in connection with the acquisition or disposition of any business, assets or Capital Stock of the Parent Guarantor, the Company or a Restricted Subsidiary, any obligations arising from agreements of the Parent Guarantor, the Company or any Restricted Subsidiary providing for indemnification, guarantees (other than guarantees of Indebtedness), adjustment of purchase price, holdbacks, contingent payment obligations (including earnouts) based on a final financial statement or performance of acquired or disposed of assets or similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Parent Guarantor, the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with such acquisition or disposition;

(e)           oil or natural gas balancing obligations or liabilities incurred in the ordinary course of business;

(f)            any obligation in respect of any Commodity Agreement;

(g)           any unrealized losses or charges in respect of Currency Agreements, Commodity Agreements or Interest Rate Agreements (including those resulting from the application of Statement of Financial Accounting Standards No. 133);

(h)           any obligations in respect of (i) bid, performance, completion, surety, appeal and similar bonds, (ii) obligations in respect of bankers acceptances, (iii) insurance obligations or bonds and other similar bonds and obligations and (iv) any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (i), (ii), (iii) or (iv) of this clause (h), are incurred in the ordinary course of the business of the Parent Guarantor, the Company and the Restricted Subsidiaries and do not relate to obligations for borrowed money;

(i)            any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers’ acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Parent Guarantor, the Company or any Restricted Subsidiary in the ordinary course of business and any guarantees and obligations of the Parent Guarantor, the Company or any Restricted Subsidiary with respect to or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

(j)            any obligations under Currency Agreements and Interest Rate Agreements; provided that such agreements are entered into for bona fide hedging purposes of the Parent Guarantor, the Company or the Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Parent Guarantor, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Parent Guarantor, the Company or the Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements are not entered into for speculative purposes;

(k)           any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(l)            all contracts and other obligations, agreements, instruments or arrangements described in clauses (iii), (iv), (v) and (vi) of the definition of “Oil and Gas Liens” and clause (j) of the definition of “Permitted Lien”; and

(m)          Production Payments and Reserve Sales.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market

Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Parent Guarantor, the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Parent Guarantor, the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the merger or asset acquisition, as the case may be.

The “amount” or “principal amount” of Indebtedness at any time of determination as used herein shall, except as set forth below, be determined in accordance with GAAP:

(1)           the “amount” or “principal amount” of any Capitalized Lease Obligation shall be the amount determined in accordance with the definition thereof;

(2)           the “amount” or “principal amount” of any Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

(3)           the “amount” or “principal amount” of all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP; and

(4)           the “amount” or “principal amount” of all other contingent obligations shall be the maximum liability at such date of such Person.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the Trust Indenture Act that are deemed to be a part hereof.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” has the meaning set forth in the preamble hereto.

“Initial Notes” means the $350.0 million aggregate principal amount of Notes issued upon original issue on the Issue Date. The Initial Notes comprise all Notes issued under this Indenture other than any Exchange Notes and Additional Notes.

“Initial Purchasers” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp., BBVA Securities Inc., BOSC, Inc., Capital One Southcoast Inc., Mitsubishi UFJ Securities (USA), Inc., Scotia Capital (USA) Inc., SG Americas Securities, LLC and Tudor, Pickering, Holt & Co. Securities, Inc., as initial purchasers under the Purchase Agreement dated January 12, 2011, among the Company, the Guarantors and the Initial Purchasers and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any investment bank acting as initial purchaser in connection with the issuance and sale of such Additional Notes.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to such Person or any payment for property or services for the account or use of such Person), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. “Investment” shall exclude, as to any Person, direct or indirect advances or payments to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on such Person’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business, any debt or extension of credit represented by a bank deposit other than a time deposit, any interest in an oil or gas leasehold to the extent constituting a security under applicable law and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Parent Guarantor, the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Parent Guarantor such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Parent Guarantor (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Parent Guarantor will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Parent Guarantor’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.08(a). The amount of the investment shall be its Fair Market Value at the time the investment is made and shall not be adjusted for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment.

“Investment Grade Rating” means at least BBB-, in the case of S&P (or at least its equivalent under any successor rating categories of S&P), at least Baa3, in the case of Moody’s (or at least its equivalent under any successor rating categories of Moody’s), or, if either such entity ceases to make its rating on the Notes publicly available for reasons outside the Parent Guarantor’s control, at least the equivalent in respect of the rating categories of any Rating Agency substituted for S&P or Moody’s in accordance with the definition of “Rating Agencies.”

“Issue Date” means January 20, 2011, the original issue date of the Initial Notes under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. Notwithstanding any other provisions of this Indenture, references herein to Liens permitted to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to permit Liens to exist upon any improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).

“Liquid Securities” means securities that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and as to which the Parent Guarantor, the Company or any Restricted Subsidiary is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the foregoing requirements shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Parent Guarantor, the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.11, such securities shall be deemed not to have been Liquid Securities at any time.

“Maturity” means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Asset Sale Purchase Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Prepayment Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Parent Guarantor, the Company or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof).

“Net Available Cash” from an Asset Sale or Sale and Leaseback Transaction means cash proceeds received therefrom (including any (i) cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and (ii) net proceeds from the sale or disposition of any Liquid Securities, in each case, only as and when received and excluding (x) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other liabilities of the Parent Guarantor, the Company or a Restricted Subsidiary and (y) except to the extent subsequently converted to cash or Cash Equivalents, Liquid Securities, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:

(1)           all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale and Leaseback Transaction;

(2)           all payments made on any Indebtedness, Currency Agreement, Commodity Agreement or Interest Rate Agreement which is secured by any assets subject to such Asset Sale or Sale and Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale and Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale and Leaseback Transaction; provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder;

(3)           all distributions and other payments required to be made to Minority Interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale and Leaseback Transaction;

(4)           the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale and Leaseback Transaction and retained by the Parent Guarantor, the Company or any Restricted Subsidiary after such Asset Sale or Sale and Leaseback Transaction; and

(5)           all relocation expenses as a result thereof and all related severance and associated costs, expenses and charges of personnel related to assets and related operations disposed of;

provided that, if any consideration for an Asset Sale or Sale and Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, or as a reserve in accordance with GAAP, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Parent Guarantor, the Company or the Restricted Subsidiaries from escrow or is released from such reserve.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as provided under Section 4.08, the aggregate proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Parent Guarantor, the Company or any Restricted Subsidiary), net of (a) attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or (b) taxes paid or payable or required to be accrued as a liability under GAAP as a result thereof.

“Net Working Capital” means (i) all current assets of the Parent Guarantor, the Company and the Restricted Subsidiaries, less (ii) all current liabilities of the Parent Guarantor, the Company and the Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in Consolidated financial statements of the Parent Guarantor prepared in accordance with GAAP; provided that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements constituting Permitted Debt or commodity price risk management activities arising in the ordinary course of the Oil and Gas Business; (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock or other equity based awards; and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment or asset retirement liabilities.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary and is designated by the Parent Guarantor as a Non- Guarantor Restricted Subsidiary, as evidenced by a Board Resolution of the Board of Directors of the Parent Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning stated in the preamble of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture. For all purposes of this Indenture:

(a)           the term “Notes” shall include all Additional Notes issued hereunder and any Exchange Notes to be issued and exchanged for any Notes pursuant to an applicable Registration Rights Agreement and this Indenture, and

(b)           (i) all Exchange Notes that are issued and exchanged for the Initial Notes, (ii) all Additional Notes issued hereunder and Exchange Notes that are issued and exchanged for such Additional Notes and (iii) all Initial Notes shall be treated as a single class for purposes of this Indenture as specified in Section 2.16.

“Offering Memorandum” means the final Offering Memorandum, dated January 12, 2011, relating to the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person or in the case of a Person that is a partnership that has no such officers, any such officer of a general partner of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom shall be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, servicing, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting Hydrocarbons, Hydrocarbon properties or Hydrocarbon assets and other related energy businesses and activities arising from, relating to or necessary, ancillary, complementary or incidental to the foregoing.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Parent Guarantor, the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; (v) Liens on pipelines or pipeline facilities that arise by operation of law; and (vi) Liens on, or related to, properties and assets of the Parent Guarantor and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, gas gathering, marketing, refining or storage, abandonment or operation thereof.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

“Opinion of Counsel” means an opinion from legal counsel (who may be an employee of or counsel for the Company or any Affiliate thereof) who is reasonably acceptable to the Trustee that meets the requirements of Section 12.05.

“Parent Guarantor” means Laredo Petroleum, LLC, a Delaware limited liability company, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the Notes or a Guarantee, as the case may be.

“Pari Passu Offer” means an offer by the Company or a Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Stock) of the Parent Guarantor, the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:

(1)           of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2)           of a Person that was merged or consolidated with or into the Parent Guarantor, the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger or consolidation;

provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Parent Guarantor, the Company or a Restricted Subsidiary, as applicable, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation),

(a)           the Restricted Subsidiary, the Parent Guarantor or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under Section 4.07(a), or

(b)           the Consolidated Fixed Charge Coverage Ratio for the Parent Guarantor would be no smaller than the Consolidated Fixed Charge Coverage Ratio for the Parent Guarantor immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business as a means of engaging therein through agreements, transactions, properties, interests or arrangements that permit one to share or transfer risks or costs, comply with regulatory requirements regarding local ownership or otherwise or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including (i) ownership interests in Hydrocarbon properties and interests therein, liquid natural gas facilities, drilling operations, processing facilities, refineries, gathering systems, pipelines, storage facilities, related systems or facilities, ancillary real property interests and interests therein; (ii) entry into and Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) , working interests, royalty interests, mineral leases, production sharing agreements, production sales and marketing agreements, subscription agreements, stock purchase agreements, stockholder agreements, oil or gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Parent Guarantor, the Company or any Restricted Subsidiary, division orders, participation agreements, master limited partnership agreements, contracts for the sale, purchase, exchange, transportation, gathering, processing, marketing or storage of Hydrocarbons, communitizations, declarations, orders and agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, or other similar or customary agreements, transactions, properties, interests or arrangements, Asset Swaps, and exchanges of properties of the Parent Guarantor, the Company or the Restricted Subsidiaries for other properties that, together with any cash and Cash Equivalents in connection therewith, are of at least equivalent value as determined in good faith by the Board of Directors of the Parent Guarantor with third parties, excluding, however, Investments in corporations or Unrestricted Subsidiaries that are Permitted Investments; (iii) capital expenditures, including acquisitions of properties that are related or incidental to, or used or useful in connection with, the Oil and Gas Business or other business activities that are not prohibited by the terms of this Indenture, and interests therein; and (iv) Investments of operating funds on behalf of co-owners of properties used in the Oil and Gas Business of the Parent Guarantor, the Company or the Subsidiaries pursuant to joint operating agreements.

“Permitted Holder” means the Equity Investors and Related Parties. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is (or pursuant to Section 4.17(h) is not required to be) made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investment” means:

(1)           Investments by the Parent Guarantor, the Company or any Restricted Subsidiary in (i) the Parent Guarantor, (ii) the Company, (iii) any Restricted Subsidiary or (iv) any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent Guarantor, the Company or any Restricted Subsidiary;

(2)           Indebtedness of the Parent Guarantor, the Company or a Restricted Subsidiary described under clauses (4) and (5) of the definition of “Permitted Debt”;

(3)           repurchases of or other Investments in any of the Notes or Guarantees;

(4)           cash and Cash Equivalents;

(5)           Investments in property, plants and equipment used in the ordinary course of business and Permitted Business Investments;

(6)           Investments acquired by the Parent Guarantor, the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 4.11 to the extent such Investments are non-cash proceeds as permitted under such Section;

(7)           Investments in existence on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other transfers of cash or other assets in respect of such Investments;

(8)           Investments acquired in exchange for the issuance of, or out of the Net Cash Proceeds of the substantially concurrent (a) contribution (other than from the Company or a Restricted Subsidiary) to the equity capital of the Parent Guarantor in respect of, or (b) sale (other than to the Company or a Restricted Subsidiary) of, Qualified Capital Stock of the Parent Guarantor;

(9)           Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10)         relocation allowances for, and loans or advances to, officers, directors or employees of the Parent Guarantor, the Company or the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Parent Guarantor, the Company and the Restricted Subsidiaries (including travel, entertainment and relocation expenses) in the aggregate amount outstanding at any one time of not more than $2.0 million;

(11)         receivables owing to the Parent Guarantor, the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent Guarantor, the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(12)         payroll, commission, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13)         any Investments received in good faith in settlement of litigation, arbitration or other disputes (including pursuant to any workout, restructuring, recapitalization or bankruptcy or insolvency proceedings) with Persons who are not Affiliates, or compromise or resolution of, or upon satisfaction of judgments with respect to receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure or title transfer by the Parent Guarantor, the Company or any Restricted Subsidiary with respect to a secured Investment in default;

(14)         any Person to the extent such Investments consist of Commodity Agreements, Interest Rate Agreements or Currency Agreements otherwise permitted under Section 4.07;

(15)         Investments in a Restricted Subsidiary acquired after the Issue Date or of any entity merged into or consolidated with the Parent Guarantor, the Company or a Restricted Subsidiary in accordance with Section 5.01, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(16)         Investments in any units of any oil and gas royalty trust;

(17)         Guarantees of Indebtedness permitted Section 4.07;

(18)         Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(19)         advances and prepayments for asset purchases in the ordinary course of business in the Oil and Gas Business of the Parent Guarantor, the Company or any Restricted Subsidiary;

(20)         any other Investment the amount of which, when combined with the aggregate amount of all other outstanding Investments made pursuant to this clause (20), does not exceed the greater of (x) $20 million and (y) 1.0% of Adjusted Consolidated Net Tangible Assets determined at the time the Investment is made; provided that, if any

Investment is made in a Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person later becomes a Restricted Subsidiary, such Investment shall be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary; and

(21)         guarantees received with respect to any Permitted Investment listed above.

In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value or writeups, writedowns or writeoffs.

With respect to any Investment, the Parent Guarantor may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment is a Permitted Investment.

“Permitted Lien” means:

(a)           any Lien existing as of the Issue Date to the extent and in the manner such Liens are securing Indebtedness or obligations existing on the Issue Date;

(b)           any Lien securing Indebtedness under the Senior Credit Facility or any other Credit Facility permitted to be incurred under Section 4.07;

(c)           any Lien securing the Notes, the Guarantees and other obligations arising under this Indenture;

(d)           Liens securing Permitted Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Parent Guarantor, the Company or any Restricted Subsidiary not securing the Indebtedness so Refinanced;

(e)           any Lien arising by reason of:

(1)           any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(2)           taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(3)           security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or similar legislation;

(4)           good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(5)           survey exceptions, zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Parent Guarantor, the Company or the Restricted Subsidiaries or the value of such property for the purpose of such business;

(6)           deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(7)           operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business , to the extent such Liens relate only to the tangible property of the lessee which is located on such property, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(8)           Indebtedness or other obligations of the Parent Guarantor, the Company or a Restricted Subsidiary owing to the Parent Guarantor, the Company or a Restricted Subsidiary; or

(9)           normal depository or cash-management arrangements with banks;

(f)            any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Parent Guarantor, the Company or the Restricted Subsidiaries; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Parent Guarantor, the Company or a Restricted Subsidiary;

(g)           any Lien to secure performance bids, leases (including statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Parent Guarantor, the Company or the Restricted Subsidiaries and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(h)           any Lien securing Indebtedness permitted to be incurred pursuant to clause (7) of the definition of “Permitted Debt,” so long as none of such Indebtedness constitutes debt for borrowed money;

(i)            any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred or assumed in accordance with this Indenture solely in connection with the acquisition, construction, improvement or development of real or personal, moveable or immovable property; provided that such Liens only extend to such property so acquired, constructed, improved or developed (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)), such Indebtedness secured by such Lien shall either (x) be in an amount not in excess of the original purchase price or the original cost of such property so acquired, constructed, improved or developed or (y) be with recourse solely to such assets, in the case of clause (x) or (y), together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof), the incurrence of such Indebtedness is permitted by Section 4.07 and such Lien is incurred not more than 360 days after the later of the acquisition or completion of construction, improvement or development of the property subject to such Lien;

(j)            leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Parent Guarantor, the Company or the Restricted Subsidiaries;

(k)           (1) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Parent Guarantor, the Company or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided further that any such Lien may not extend to any other property owned by the Parent Guarantor, the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (2) Liens on property, assets or shares of Capital Stock existing at the time of acquisition thereof by the Parent Guarantor, the Company or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

(l)            Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money;

(m)          Liens on the Capital Stock of any Unrestricted Subsidiary owned by the Parent Guarantor, the Company or any Restricted Subsidiary to the extent securing Indebtedness of such Unrestricted Subsidiary;

(n)           Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Parent Guarantor, the Company and the Restricted Subsidiaries in the ordinary course of business;

(o)           Liens upon specific items of inventory, receivables or other goods or proceeds of the Parent Guarantor, the Company or any Restricted Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 4.07;

(p)           Liens securing any insurance premium financing under customary terms and conditions; provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(q)           Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Parent Guarantor, the Company or any Restricted Subsidiary on deposit with or in possession of any such bank;

(r)            Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(s)           Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.08;

(t)            any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (s) so long as no additional collateral is granted as security thereby; and

(u) in addition to the items referred to in clauses (a) through (t) above, any Lien of the Parent Guarantor, the Company or any Restricted Subsidiary to secure Indebtedness the amount of which, when combined with the outstanding amount of all other Indebtedness secured by Liens incurred pursuant to this clause (u), does not exceed $15.0 million.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).

Notwithstanding anything in clauses (a) through (u) of this definition, the term “Permitted Liens” does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than (i) Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after, the acquisition of the properties or assets that are subject thereto and (ii) Volumetric Production Payments that constitute Asset Sales.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary issued in a Refinancing of other Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary (other than intercompany Indebtedness); provided that:

(1)           the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)           such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced;

(3)           if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or a Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced or shall be Capital Stock of the obligor on the Indebtedness being Refinanced.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.08 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Parent Guarantor, the Company or a Restricted Subsidiary to any Person of a bonus, rental payment, royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Parent Guarantor, the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Parent Guarantor, the Company or any Restricted Subsidiary that are acquired, constructed, improved or developed by the Parent Guarantor, the Company or any Restricted Subsidiary at any time after the Issue Date; provided that

(1)           the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a “Purchase Money Security Agreement”) shall be entered into no later than 360 days after the acquisition or completion of the construction, improvements or development of such assets and shall at all times be confined solely to the assets so acquired, constructed, improved or developed (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof),

(2)           at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of improvements, additions, accessions and contractual rights relating primarily thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(3)           either (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into (except as specified in clause (2)) exceed 100% of the purchase price to the Parent Guarantor, the Company or a Restricted Subsidiary, as the case may be, of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired (together with, in the case of clause (A) or (B), any improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Rating Agencies” means (a) S&P and Moody’s or (b) if S&P or Moody’s or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Parent Guarantor, which will be substituted for S&P or Moody’s or both, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, effect a change by amendment or modification, defease or retire, or to issue an Indebtedness in exchange or replacement for (or the net proceeds of which are used to Refinance), such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registration Rights Agreement” means (i) the Registration Rights Agreement among the Company, the Initial Guarantors and the Initial Purchasers named therein, dated as of January 20, 2011, relating to the Initial Notes, and (ii) with respect to any Additional Notes issued subsequent to the Issue Date, any registration rights agreement entered into for the benefit of the Holders of such Additional Notes, if any.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S-X” means Regulation S-X promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary global Note in the form of Exhibit A2 hereto bearing the Global Note Legend, the Private Placement Legend and the Temporary Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Resale Restriction Termination Date” means, with respect to any Note, the date one year after the later of the date of original issue of such Note or the last day on which the Company or any Affiliate of the Company were the owners of such Note (or any predecessor of such Note).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period, as defined in Rule 902(f) and Rule 903(b)(3) of Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Parent Guarantor (other than the Company) that has not been designated by the Board of Directors of the Parent Guarantor by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to a Designation (not subject to a subsequent Revocation) in compliance with Section 4.15.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard and Poor’s Ratings Services (or any successor to the rating agency business thereof).

“Sale and Leaseback Transaction” means, with respect to the Parent Guarantor, the Company or any Restricted Subsidiary, any arrangement with any Person providing for the leasing by the Parent Guarantor, the Company or any Restricted Subsidiary of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Parent Guarantor, the Company or any Restricted Subsidiary to such Person.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Senior Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of July 7, 2010, by and among the Company, as Borrower, the financial institutions as listed therein, as Banks, Bank of America, N.A, as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Bank of Montreal and Union Bank, N. A., as Co-Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger, and the lenders party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including any successive renewals, extensions, substitutions, refinancings, restructurings, replacements (whether by the same or any other agent, lender or group of lenders), supplementations or other modifications of the foregoing) together with the related documents thereto (including any guarantee agreements and security documents).

“Shelf Registration Statement” means a Shelf Registration Statement that may be filed pursuant to (and as defined in) a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Parent Guarantor within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the Issue Date.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or a Guarantee, as the case may be.

“Subsidiary” with respect to any Person means any (i) corporation, association or other business entity (other than a partnership) of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the voting interests under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” means any Guarantor other than the Parent Guarantor.

“Temporary Regulation S Legend” means the legend set forth in Section 2.07(h), which is required to be placed on the Regulation S Temporary Global Note.

“Trade Accounts Payable” means (a) accounts payable or other obligations of the Parent Guarantor, the Company or any Restricted Subsidiary created or assumed by the Parent Guarantor, the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services and (b) obligations arising under contracts for the exploration, development, drilling, completion and plugging and abandonment of wells or for the construction, repair or maintenance of related infrastructure or facilities.

“Transaction” means any transaction; provided that, if such transaction is part of a series of related transactions, “Transaction” refers to such related transactions as a whole.

“Treasury Rate” means, as of any redemption date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) equal to the period from the redemption date to February 15, 2015; provided, however, that if the period from the redemption date to February 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities that have a constant maturity closest to and greater than the period from the redemption date to February 15, 2015 and the United States Treasury securities that have a constant maturity closest to and less than the period from the redemption date to February 15, 2015 for which such yields are given, except that if the period from the redemption date to February 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (1) calculate the Treasury Rate on the third Business Day preceding the applicable redemption date and (2) prior to such redemption date, deliver to the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means Wells Fargo Bank, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A1 attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Parent Guarantor (other than the Company) designated (or deemed designated) as such pursuant to and in compliance with Section 4.15.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

(1)           as to which none of the Parent Guarantor, the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Parent Guarantor, the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except to the extent of Capital Stock of such Unrestricted Subsidiary pledged as contemplated by clause (m) of the definition of “Permitted Lien” and for Guaranteed Debt of the Parent Guarantor, the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Parent Guarantor shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary, and

(2)           which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the Notes.

“U.S. Government Obligations” means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the members of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness or Preferred Stock into (2) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or (with respect to Preferred Stock) redemption or similar payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Parent Guarantor or another Wholly-Owned Restricted Subsidiary (other than directors’ qualifying shares).

Section 1.02           Other Definitions.

TERM	DEFINED IN SECTION
“Act”	12.15
“Asset Sale Purchase Date”	4.11
“Authentication Order”	2.02
“Change of Control Offer”	4.17
“Change of Control Purchase Date”	4.17
“Change of Control Purchase Notice”	4.17
“Change of Control Purchase Price”	4.17
“Covenant Defeasance”	8.03
“Defeasance Redemption Date”	8.04
“Designation”	4.15
“Designation Amount”	4.15
“DTC”	2.01
“Event of Default”	6.01
“Excess Proceeds”	4.11
“Funds in Trust”	8.04
“incur”	4.07

“Legal Defeasance”	8.02
“Paving Agent”	2.04
“Permitted Consideration”	4.11
“Permitted Debt”	4.07
“Permitted Payment”	4.08
“Prepayment Offer”	4.11
“Prepayment Offer Notice”	4.11
“Prepayment Offer Price”	4.11
“Principal Officer”	2.07
“Purchase Money Security Agreement”	1.01
“Registrar”	2.04
“Related Proceedings”	12.09
“Restricted Payments”	4.08
“Reversion Date”	4.19
“Revocation”	4.15
“Satisfaction and Discharge”	11.01
“Securities Register”	2.04
“Specified Courts”	12.09
“Surviving Entity”	5.01
“Surviving Guarantor Entity”	5.01
“Suspended Covenants”	4.19
“Suspension Period”	4.19
“Trustee”	8.05; 11.02

Section 1.03           Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04           Rules of Construction.

Unless the context otherwise requires:

(i)            a term has the meaning assigned to it;

(ii)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii)          words in the singular include the plural, and in the plural include the singular;

(iv)          references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(v)           all references herein to “interest” include the Additional Interest;

(vi)          when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;

(vii)         all references to Sections or Articles refer to Sections or Articles of this Indenture; and

(viii)        “herein,” “hereof’ and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

ARTICLE TWO

The Notes

Section 2.01           Form and Dating.

(a)           General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A1 or A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered form without interest coupons and only shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes; Definitive Notes. Notes issued in global form shall be substantially in the form of Exhibit A1 or A2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.07.

Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).

(c)           Temporary Global Notes. To the extent required by Regulation S, Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of an Officers’ Certificate from the Company certifying that the Restricted Period may be terminated in accordance with Regulation S and that beneficial interests in the Regulation S Temporary Global Note are permitted to be exchanged for beneficial interests in Regulation S Permanent Global Notes. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)           Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

(e)           Additional Notes. Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the Issue Date, when the context requires, (1) all references in Article Two herein and elsewhere in this Indenture to a Registration Rights Agreement shall be to the registration rights agreement entered into with respect to such Additional Notes, (2) any references in this Indenture to the Exchange Offer, Exchange Offer Registration Statement, Shelf Registration Statement, Initial Purchasers, and any other term related thereto shall be to such terms as they are defined in such Registration Rights Agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such Registration Rights Agreement entered into with respect to such Additional Notes, (4) any Additional Interest, if set forth in such Registration Rights Agreement, may be paid to the Holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein and (5) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture (and Exchange Notes issued in exchange therefor). Indebtedness represented by Additional Notes shall be subject to the covenants contained in this Indenture.

Section 2.02           Execution and Authentication.

(a)           One Officer shall sign the Notes for the Company by manual or facsimile signature.

(b)           The Trustee shall, upon a written order of the Company signed by one Officer of the Company (an “Authentication Order”) delivered to the Trustee from time to time, authenticate and deliver Notes for original issue without limit as to the aggregate principal amount thereof, subject to compliance with Section 4.07, of which $350.0 million will be issued on the Issue Date.

(c)           Upon receipt of an Authentication Order, the Trustee shall authenticate for original issue (i) Exchange Notes in exchange for Initial Notes in an aggregate principal amount not to exceed $350.0 million or (ii) Exchange Notes in exchange for Additional Notes in an aggregate principal amount not to exceed the aggregate principal amount of such Additional Notes so exchanged; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes issued on the Issue Date or Additional Notes, as the case may be, of a like aggregate principal amount in accordance with an Exchange Offer pursuant to an applicable Registration Rights Agreement.

(d)           If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(e)           A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. A Note shall be dated the date of its authentication.

(f)            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

(g)           The Trustee shall also authenticate and deliver Notes at the times and in the manner specified in Sections 2.07, 2.08, 2.11, 3.06, 4.11(h), 4.17(c) and 9.05.

Section 2.03           Methods of Receiving Payments on the Notes.

The principal of (and premium, if any) and interest (including Additional Interest, if any) on the Notes shall be payable at the office or agency of the Company maintained for such purpose pursuant to Section 2.04; provided, however, that (i) payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary with respect thereto; and (ii) payments in respect of the Notes represented by any Definitive Notes (including principal, premium, if any, and interest) shall be made (subject (in the case of payments of principal or premium, if any) to surrender of such Note at such office or agency): (a) if the Holder thereof has specified by written notice to the Trustee a U.S. dollar account maintained by such Holder with a bank located in the United States for such purpose no later than 15 days immediately preceding the relevant payment date (or such later date as the Trustee may accept in its discretion), by wire transfer of immediately available funds to such account so specified or (b) otherwise, at the option of the Company, by check mailed to the Holder of such Note at its address set forth in the Securities Register.

Section 2.04           Registrar and Paying Agent.

(a)           The Company shall maintain in the continental United States an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange (the “Securities Register”). The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Parent Guarantor any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

(b)           The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c)           The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.05           Paying Agent to Hold Money in Trust.

By no later than 12:30 p.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal, premium or interest when due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06           Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07           Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or (ii) there shall have occurred and be continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes; provided that a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for Definitive Notes or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Except as provided in the preceding sentence, and notwithstanding any contrary indication this Section 2.07, beneficial interests in a Global Note may be exchanged for Definitive Notes only with the consent of the Company upon delivery of a written notice to such effect to the Trustee, including if an affiliate (as defined in Rule 144) of the Company acquires such interests. Upon the occurrence of any of the preceding events in (i) or (ii) above or upon the consent of the Company as provided in the preceding sentence, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08, 2.11, 3.06, 4.11(h), 4.17(c) and 9.05. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Sections 2.08, 2.11, 3.06, 4.11(h), 4.17(c) or 9.05, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (f). Whenever any provision herein (including Sections 3.06, 4.11 or 4.17) refers to issuance by the Company and authentication and delivery by the Trustee of a new Note in exchange for the portion of a surrendered Note that has not been redeemed or repurchased, as the case may be, in lieu of the surrender of any Global Note and the issuance, authentication and delivery of a new Global Note in exchange therefor, the Trustee or the Depositary at the direction of the Trustee may endorse such Global Note to reflect a reduction in the principal amount represented thereby in the amount of Notes so represented that have been so redeemed or repurchased.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the Custodian with respect to the Global Notes, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or the Indirect Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note. Subject to the provisions of this Section 2.07 and Section 12.14, the Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Participants and Indirect Participants and Persons that may hold interests through such Persons, to take any action that a Holder is entitled to take under this Indenture or the Notes. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, (x) transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a “distributor” (as defined in Rule 902(d) of Regulation S)) and (y) such beneficial interests may be held only through Euroclear or Clearstream (as Participants in the Depositary). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)                           All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest shall deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if permitted under Section 2.07(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; provided further that until the expiration of the Restricted Period a beneficial interest in a

Restricted Global Note representing a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in a Restricted Global Note representing a Rule 144A Global Note only if the transferor first delivers to the Registrar, in accordance with Section 2.7(b)(iii)(A) a written certificate (in the form provided in Exhibit B hereto, including the certifications in item (1) thereof); after the expiration of the Restricted Period, such certification requirements shall not apply to such transfers of beneficial interests in a Restricted Global Note representing a Regulation S Global Note (subject to compliance with the Applicable Procedures and the restrictions set forth in the Private Placement Legend). Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f), the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.07(i).

(iii)          Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and, as applicable, the Registrar receives the following:

(A)          if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof; or

(B)           if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or Regulation S Permanent Global Note, as the case may be, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof or, if permitted by the Applicable Procedures, item (3)(a) thereof (if available) in the case of a Regulation S Permanent Global Note, and if such transfer occurs prior to the expiration of the Restricted Period, then the transferee must hold such interests through Euroclear or Clearstream (as Participants in the Depositary).

(iv)                          Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)           if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (B) or (D) above at a time when Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

(v)           Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.07(a), if any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Section 902(h) of Regulation S) in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such beneficial interest is being transferred to the Parent Guarantor or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)           Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(iii)          Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a), a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)           if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(c)(iii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver a Definitive Note that does not bear the Private Placement Legend in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.07(i), the aggregate principal amount of the applicable Restricted Global Note.

(iv)          Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.07(a), if any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction (as defined in Rule 902(h) of

Regulation S) in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to the Parent Guarantor or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.07(i) the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)           such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of any of the clauses of this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)          Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount the aggregate principal amount of one of the Unrestricted Global Notes pursuant to Section 2.07(i).

(iv)          Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

(v)           Issuance of Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the

Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer shall be made pursuant to Rule 904, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor shall deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

(B)           any such transfer is effected pursuant to a Shelf Registration Statement in accordance with an applicable Registration Rights Agreement;

(C)           any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with an applicable Registration Rights Agreement; or

(D)          the Registrar receives the following:

(1)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.07(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

(iii)          Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Global Notes so accepted for exchange, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted

Unrestricted Definitive Notes in the appropriate aggregate principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(g)           Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)            Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR THE RESALE OF THE SECURITY EVIDENCED HEREBY.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) (and any Note not required by law to have such a legend), shall not bear the Private Placement Legend.

In addition, the foregoing legend may be adjusted for future issuances in accordance with applicable law. The Company, acting in its discretion, may remove the Private Placement Legend from any Restricted Global Note at any time on or after the Resale Restriction Termination Date applicable to such Note. Without limiting the generality of the preceding sentence, the Company may, subject to Applicable Procedures, effect such removal by issuing and delivering, in exchange for such Note, an Unrestricted Global Note without such legend, registered to the same Holder and in an equal principal amount, and upon receipt by the Trustee of a written order of the Company stating that the Resale Restriction Termination Date applicable to such Note has occurred and requesting the authentication and delivery of an Unrestricted Global Note in exchange therefor (which order shall not be required to be accompanied by any Opinion of Counsel or any other document) given at least three Business Days in advance of the proposed date of exchange specified therein (which shall be no earlier than such Resale Restriction Termination Date), the Trustee shall authenticate and deliver such Unrestricted Global Note to the Depositary or pursuant to such Depositary’s instructions or hold such Unrestricted Global Note as Custodian for the Depositary and shall request the Depositary to, or, if the Trustee is Custodian of such Restricted Global Note, shall itself, surrender such Restricted Global Note in exchange for such Unrestricted Global Note without such legend and thereupon cancel such Restricted Global Note so surrendered, all as directed in such order. For purposes of determining whether the Resale Restriction Termination Date has occurred with respect to any Restricted Global Note or delivering any order pursuant to this Section 2.07(g)(i) with respect to such Restricted Global Notes, (i) only those Restricted Global Notes that a Principal Officer of the Company actually knows (after reasonable inquiry) to be or to have been owned by an Affiliate of the Company shall be deemed to be or to have been, respectively, owned by an Affiliate of the Company; and (ii) “Principal Officer” means the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company. For purposes of this Section 2.7(g)(i), all provisions relating to the removal of the Private Placement Legend shall relate, if the Resale Restriction Termination Date has occurred only with respect to a portion of the Notes evidenced by a Restricted Global Note, to such portion of the Notes so evidenced as to which the Resale Restriction Termination Date has occurred.

Each Holder of any Note evidenced by any Restricted Global Note, by its acceptance thereof, (A) authorizes and consents to, (B) appoints the Company as its agent for the sole purpose of delivering such electronic messages, executing and delivering such instruments and taking such other actions, on such Holder’s behalf, as the Depositary or the Trustee may require to effect, and (C) upon the request of the Company, agrees to deliver such electronic messages, execute and deliver such instruments and take such other actions as the Depositary or the Trustee may require, or as shall otherwise be necessary to effect, the removal of the Private Placement Legend (including by means of the exchange of all or the portion of such Restricted Global Note evidencing such Note for a certificate evidencing such Note that does not bear such legend) at any time after the Resale Restriction Termination Date.

(ii)           Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

(h)           Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(i)            Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such

Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order or at the Registrar’s request.

(ii)           No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon any exchange pursuant to Sections 2.07, 2.08, 2.11, 3.06, 4.11(h), 4.17(c) and 9.05 not involving any transfer).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Company shall not be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)          The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(vii)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail or delivery service.

Section 2.08           Replacement Notes.

(a)           If (i) any mutilated Note is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or wrongful taking of any Note and such other reasonable requirements as may be imposed by the Company as permitted by Section 8-405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for their expenses in replacing a Note.

(b)           Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

(c)           The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 2.09           Outstanding Notes.

(a)           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. The aggregate principal amount of any outstanding Global Note that is outstanding at any time shall be such aggregate principal amount of Notes that is endorsed thereon as being represented thereby at such time. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)           If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code.

(c)           If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)           If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or other Maturity, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10           Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that any of its Responsible Officers knows are so owned shall be so disregarded.

Section 2.11           Temporary Notes.

(a)           Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

(b)           Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.12           Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirements of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

Section 2.13           Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on the record date for the interest payment or a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14           CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.

Section 2.15           Additional Interest.

If Additional Interest is payable by the Company pursuant to an applicable Registration Rights Agreement and paragraph 1 of the Notes, no later than 15 days prior to the proposed payment date for such Additional Interest, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.

Section 2.16           Issuance of Additional Notes.

(a)           The Company shall be entitled, subject to its compliance with Article Four, to issue Additional Notes under this Indenture. Any Additional Notes shall be part of the same series as the Initial Notes issued on the Issue Date, rank equally with the Initial Notes and have identical terms and conditions to the Initial Notes in all respects other than (a) the date of issuance, (b) the issue price, (c) rights under a related Registration Rights Agreement, if any, and (d) at the option of the Company, (i) as to the payment of interest accruing prior to the issue date of such Additional Notes, and (ii) the first payment of interest following the issue date of such Additional Notes. The Initial Notes, any Additional Notes subsequently issued upon original issue under this Indenture and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture, including directions, waivers, amendments, consents, redemptions and offers to purchase; and none of the Holders of any Initial Notes, any Exchange Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(b)           With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)           the issue price, the issue date (and the corresponding date from which interest shall accrue thereon and the first interest payment date therefor) and the CUSIP and/or ISIN number of such Additional Notes; and

(3)           whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.07 relating to Restricted Global Notes and Restricted Definitive Notes.

Section 2.17           Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, any Agent or any other agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, any Agent nor any other agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.18           Non-Business Day Payments.

If any interest payment date, the Stated Maturity, any redemption date, any Asset Sale Purchase Date or any Change of Control Purchase Date falls on a day that is not a Business Day, then the required payment or delivery will be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment or delivery was due, and no additional interest will accrue on that required payment or delivery for the period from and after the interest payment date, Stated Maturity, redemption date, Asset Sale Purchase Date or Change of Control Purchase Date, as the case may be, to that next succeeding Business Day.

Section 2.19           Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE THREE

Redemption and Prepayment

Section 3.01           Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least five Business Days (unless a shorter period shall be agreeable to the Trustee) before the date of giving of notice of redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) whether the Company requests the Trustee to give notice of such redemption; provided that, for a redemption being effected pursuant to Section 3.07(c), the Company will notify the Trustee of the Applicable Premium with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

Section 3.02           Selection of Notes to Be Redeemed.

(a)           If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes not more than 60 days prior to the redemption date, or otherwise in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis (or in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of DTC or any other Depositary), by lot or in accordance with any other method the Trustee considers fair and reasonable. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than three Business Days (unless a shorter period shall be agreeable to the Trustee) prior to the giving of notice of redemption pursuant to Section 3.03 by the Trustee from the outstanding Notes.

(b)           The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof. Redemptions pursuant to Section 3.07(b) shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the provisions of DTC or other depositary).

Section 3.03           Notice of Redemption.

(a)           At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address and send a copy to the Trustee at the same time, except that optional redemption notices may be mailed more than 60 days prior to a redemption date in connection with a Legal Defeasance or Covenant Defeasance of the Notes or a Satisfaction and Discharge. Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent and, in the case of redemption pursuant to Section 3.07(b), be given prior to the completion of the related Equity Offering.

The notice shall identify the Notes (including CUSIP and/or ISIN number(s)) to be redeemed and shall state:

(i)            the redemption date;

(ii)           the redemption price; provided that, for a redemption being effected pursuant to Section 3.07(c), the notice need not set forth the Applicable Premium but only the manner of calculation thereof;

(iii)          if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)          the name and address of the Paying Agent;

(v)           that Notes called for redemption shall be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi)          that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

(vii)         the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(ix)           any conditions precedent to the redemption.

(b)           At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a). The notice, if mailed in the manner provided herein shall be presumed to have been given, whether or not the Holder receives such notice. Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption.

Section 3.04           Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject only to any conditions precedent set forth therein.

Section 3.05           Deposit of Redemption Price.

(a)           Not later than 12:30 p.m. (New York City time) on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.05) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

(b)           If the Company complies with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption, unless the redemption is not effective due to the failure of conditions precedent described in the notice of redemption to be fulfilled. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Holder in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06           Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part. For all purposes of Article Three, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

Section 3.07           Optional Redemption.

(a)           On or after February 15, 2015, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on February 15th of the years indicated below:

Year	Redemption Price

2015	104.750%
2016	102.375%
2017 and thereafter	100.000%

(b)           In addition, at any time and from time to time prior to February 15, 2014, the Company may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under this Indenture (including the principal amount of any Additional Notes issued under this Indenture) at a redemption price equal to 109.50% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under this Indenture) shall remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company shall complete such redemption no later than 180 days after the closing of the related Equity Offering. Notice of any redemption pursuant to this clause (b) may be given prior to the completion of the applicable Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of such Equity Offering. If any such conditions do not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

(c)           The Notes may also be redeemed, in whole or in part, at any time or from time to time prior to February 15, 2015 at the option of the Company at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)           The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.17(h).

(e)           Any redemption pursuant to this Section 3.07 (other than as expressly provided otherwise in this Section 3.07) shall be made pursuant to the provisions of Sections 3.01 through 3.06.

Section 3.08           Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09           Application of Trust Money.

All money deposited with the Trustee pursuant to Section 3.05 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 3.10           No Limit on Other Purchases.

Nothing in this Indenture or the Notes shall prohibit or limit the right of the Company or any Affiliate of the Company from time to time to repurchase the Notes at any price in open market purchases or negotiated transactions or by tender offer or otherwise without any notice to or consent by Holders. Any Notes purchased by the Company may, to the extent permitted by law, be held or resold or may, at the Company’s option, be delivered to the Trustee for cancellation. Any Notes delivered to the Trustee for cancellation may not be reissued or resold and will be promptly cancelled.

ARTICLE FOUR

Covenants

Section 4.01           Payment of Notes.

(a)           The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:30 p.m. New York City time on the due date money deposited by the Company or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest on the Notes then due. The Company shall pay or cause to be paid Additional Interest, if any, on the dates of its choosing in the amounts and in the manner set forth in the Registration Rights Agreement.

(b)           The Company shall pay or cause to be paid interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post- petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(c)           The Company may at any time, for the purpose of obtaining Satisfaction and Discharge with respect to the Notes or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(d)           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company, cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.02           Maintenance of Office or Agency.

(a)           The Company shall maintain an office or agency (which may be an office of the Trustee or an agent of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)           The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.04 of this Indenture.

(d)           With respect to any Global Notes, the Corporate Trust Office of the Trustee shall be the office or agency where such Global Notes may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary shall be deemed to have been effected at such office or agency in accordance with the provisions of this Indenture.

Section 4.03           Reports.

(a)           Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Parent Guarantor will furnish to Holders of Notes or cause the Trustee to furnish to the Holders of Notes or file with the Commission for public availability:

(1)           all quarterly and annual financial information that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Parent Guarantor were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Parent Guarantor’s independent auditors, which financial information shall be filed within (or prior to effectiveness of an exchange offer registration statement within 15 days after) the time period for such reports specified in the Commission’s rules and regulations; and

(2)           after effectiveness of an exchange offer registration statement, within the time periods specified in the Commission’s rules and regulations, the information that would be required to be filed with the Commission in current reports on Form 8-K if the Parent Guarantor were required to file such reports; provided, however, that, in the case of clause (1) or (2), if the last day of any such time period is not a Business Day, such information will be due on the next succeeding Business Day. All such information will be prepared in all material respects in accordance with all of the rules and regulations of the Commission applicable to such information.

(b)           If the Parent Guarantor has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are “minor” within the meaning of Rule 3-10 of Regulation S-X, substituting 5% for 3% where applicable), then the quarterly and annual financial information required by clause (a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Parent Guarantor, the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent Guarantor.

(c)           This Section 4.03 will not impose any duty on the Company or the Parent Guarantor under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable.

(d)           For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144 and the Parent Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, the Parent Guarantor will furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e)           The Parent Guarantor will be deemed to have furnished to the Holders and to prospective investors the information referred to in subclauses (1) and (2) of paragraph (a) of this Section 4.03 or the information referred to in paragraph (b) of this Section 4.03 if the Parent Guarantor has posted such reports or information on the Parent Guarantor or Company Website with access to current and prospective investors. For purposes of this Indenture, the term “Parent Guarantor or Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.laredopetro.com or such other address as the Parent Guarantor may from time to time designate in writing to the Trustee.

(f)            Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04           Compliance Certificate.

(a)           The Parent Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, an Officers’ Certificate stating that a review of the activities of the Parent Guarantor and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Parent Guarantor and the Company have kept, observed, performed and fulfilled their respective obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her actual knowledge, each of the Parent Guarantor and the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the material terms, provisions and conditions of this Indenture, in each case, so as not to result in any Default or Event of Default (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto).

(b)           The Parent Guarantor shall, so long as any of the Notes are outstanding, deliver to the Trustee, on or before the 30th day after it becomes aware of the occurrence and continuance of any Default or Event of Default, unless such Default or Event of Default has been cured before the end of the 30-day period, an Officers’ Certificate specifying such Default or Event of Default and what action the Parent Guarantor is taking or proposes to take with respect thereto.

Section 4.05           Taxes.

The Parent Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Parent Guarantor or any Subsidiary or upon the income, profits or property of the Parent Guarantor or any Subsidiary; provided, however, that the Parent Guarantor shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge the amount, applicability or validity of which is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor.

Section 4.06           Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07           Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a)           The Parent Guarantor will not, and will not cause or permit the Company or any Restricted Subsidiary to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock or the issuance of Preferred Stock by the Company or a Restricted Subsidiary), unless such Indebtedness is incurred by the Parent Guarantor, the Company or any Guarantor and, in each case, after giving pro forma effect to such incurrence and the receipt and application of the proceeds therefrom, the Parent Guarantor’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period would be equal to or greater than 2.25 to 1.0.

(b)           Notwithstanding the foregoing, the Parent Guarantor, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Debt”):

(1)           Indebtedness of the Company or any Guarantor (whether as borrowers or guarantors) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $250.0 million and (y) the sum of $100.0 million and 30% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(2)           Indebtedness of the Company or any Guarantor pursuant to the Notes (including any Exchange Notes but excluding any Additional Notes and Exchanges Notes issued in exchange therefor) and any Guarantee of the Notes;

(3)           Indebtedness of the Company or any Guarantor outstanding on the Issue Date, and not otherwise referred to in this definition of “Permitted Debt”;

(4)           intercompany Indebtedness between or among the Parent Guarantor, the Company and any Restricted Subsidiary; provided, however, that:

(a)           if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary other than a Guarantor, such Indebtedness shall be either (x) expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Guarantor, or (y) Capital Stock; and

(b)           any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Parent Guarantor, the Company or a Restricted Subsidiary (other than pursuant to a Credit Facility) and any sale or other transfer of any such Indebtedness to a Person that is not either the Parent Guarantor, the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent Guarantor, the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5)           guarantees by the Company or any Guarantor of any Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary that is permitted to be incurred under this Indenture;

(6)           Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case incurred for the purpose of financing or Refinancing all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Parent Guarantor, the Company or any Restricted Subsidiary (together with improvements, additions, accessions and contractual rights relating primarily thereto), in an aggregate principal amount outstanding at any time pursuant to this clause (6) not to exceed the greater of (x) $25.0 million and (y) 2.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

(7)           Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary in connection with (a) one or more standby letters of credit issued by the Parent Guarantor, the Company or a Restricted Subsidiary in the ordinary course of business and (b) other self-insurance obligations, letters of credit, surety, bid, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments and any guarantees or letters of credit functioning as or supporting any of the foregoing instruments; provided that, in each case contemplated by this clause (7), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided further that with respect to clauses (a) and (b), such Indebtedness is not in connection with the borrowing of money;

(8)           Indebtedness of the Parent Guarantor, the Company or any Guarantor; provided that sufficient net proceeds thereof are promptly deposited to effect a Legal Defeasance or Covenant Defeasance with respect to all of the Notes pursuant to Article Eight or a Satisfaction and Discharge with respect to all of the Notes pursuant to Article Eleven;

(9)           Permitted Refinancing Indebtedness of the Company or any Guarantor issued to Refinance any Indebtedness, including any Disqualified Stock, incurred pursuant to Section 4.07(a) and clauses (2), (3), (11) and this clause (9) of this paragraph (b) of this Section 4.07;

(10)         Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Parent Guarantor, the Company and the Restricted Subsidiaries;

(11)         Permitted Acquisition Indebtedness;

(12)         Cash Management Obligations of the Company or any Guarantor in an aggregate amount not to exceed $7.5 million outstanding at any one time;

(13)         Preferred Stock (other than Disqualified Stock) of the Parent Guarantor, the Company or any Restricted Subsidiary; and

(14)         Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (13) above, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (14) outstanding at any one time in the aggregate shall not exceed the greater of (x) $35.0 million and (y) 2.5% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness.

(c)           For purposes of determining compliance with this Section 4.07, in the event that an item of Indebtedness meets the criteria of more than one of the categories of

“Permitted Debt” or is permitted to be incurred pursuant to paragraph (a) of this Section 4.07, the Company in its sole discretion may classify or reclassify (or later classify or reclassify) in whole or in part such item of Indebtedness in any manner (including by dividing and classifying such item of Indebtedness in more than one type of Indebtedness permitted under this Section 4.07) that complies with this Section 4.07; provided that Indebtedness under the Senior Credit Agreement, if any, which is in existence on the Issue Date shall be considered incurred under clause (1) of paragraph (b) of this Section 4.07, subject to any subsequent classification or reclassification or division permitted pursuant to this paragraph (c).

(d)           Indebtedness permitted by this Section 4.07 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.07 permitting such Indebtedness.

(e)           Accrual of interest, accretion or amortization of original issue discount or accretion of principal as to a security issued at a discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness, and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133), each will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.07; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Parent Guarantor.

(f)            For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar- equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar- denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Parent Guarantor, the Company and the Restricted Subsidiaries may incur pursuant to this Section 4.07 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(g)           For purposes of determining any particular amount of Indebtedness under this Section 4.07, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

(h)           For purposes of this Indenture, no Indebtedness will be deemed to be subordinate or junior in right of payment to other Indebtedness solely by virtue of not having the benefit of a Lien on assets, or guarantee of a Person, that benefits the other Indebtedness or having the benefit of such a Lien or guarantee ranking subordinate or junior to a Lien or guarantee benefiting the other Indebtedness.

Section 4.08           Restricted Payments.

(a)           The Parent Guarantor will not, and will not cause or permit the Company or any Restricted Subsidiary to, directly or indirectly:

(i)            pay any dividend on, or make any distribution to holders of, any shares of the Parent Guarantor’s Capital Stock (other than dividends or distributions payable solely to the Parent Guarantor, the Company or a Restricted Subsidiary or in shares of the Parent Guarantor’s Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii)           purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Parent Guarantor’s Capital Stock or options, warrants or other rights to acquire such Capital Stock other than through the exchange therefor solely of Qualified Capital Stock of the Parent Guarantor and other than any acquisition or retirement for value from, or payment to, the Parent Guarantor, the Company or any Restricted Subsidiary;

(iii)          make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) Subordinated Indebtedness permitted under clause (4) of Section 4.07(b) or (y) Subordinated Indebtedness acquired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition for value;

(iv)          pay any dividend or distribution on any Capital Stock of the Company or any Restricted Subsidiary to any Person (other than (a) to the Parent Guarantor, the Company or any Restricted Subsidiary or any Guarantor or (b) dividends or distributions made by the Company or a Restricted Subsidiary on a pro rata basis to all stockholders of the Company or such Restricted Subsidiary); or

(v)           make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (i) through (v) above, other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred) as determined by the Board of Directors of the Parent Guarantor, whose determination shall be conclusive and evidenced by a Board Resolution, unless

(1)           immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(2)           immediately after giving effect to such Restricted Payment on a pro forma basis, the Parent Guarantor or the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under Section 4.07(a); and

(3)           after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (including any Designation Amounts not effected as Permitted Investments or Permitted Payments) declared or made after the Issue Date does not exceed the sum of:

(A)          50% of the aggregate Consolidated Net Income of the Parent Guarantor accrued on a cumulative basis during the period beginning on the first day of the Parent Guarantor’s fiscal quarter beginning on or immediately prior to the Issue Date and ending on the last day of the Parent Guarantor’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(B)           the aggregate Net Cash Proceeds, or the Fair Market Value of property (including any property received in any asset or other acquisition) other than cash, received after the Issue Date by the Parent Guarantor either (1) as capital contributions in the form of common equity or other Qualified Capital Stock to the Parent Guarantor or (2) from the issuance or sale (other than to the Company or any Restricted Subsidiary) of Qualified Capital Stock of the Parent Guarantor or any options, warrants or rights to purchase such Qualified Capital Stock of the Parent Guarantor (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) of this Section 4.08) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Parent Guarantor, the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(C)           the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Issue Date by the Parent Guarantor (other than from the Company or any Restricted Subsidiary) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Parent Guarantor (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified

Capital Stock financed, directly or indirectly, using funds borrowed from the Parent Guarantor, the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(D)          the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Issue Date by the Parent Guarantor from the conversion or exchange, if any, of debt securities or Disqualified Stock or other Indebtedness of the Parent Guarantor, the Company or the Restricted Subsidiaries into or for Qualified Capital Stock of the Parent Guarantor plus, to the extent such debt securities or Disqualified Stock were issued after the Issue Date, the aggregate of Net Cash Proceeds, or the Fair Market Value of property other than cash, received from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Parent Guarantor, the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

(E)           (a)           in the case of a net reduction in any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the Issue Date resulting from dividends, distributions, redemptions or repurchases, proceeds of sales or other dispositions thereof, interest payments, repayments of loans or advances, or other transfers of cash or properties (including transfers as a result of merger or liquidation), in each case to the Parent Guarantor, the Company or to any Restricted Subsidiary from any Person (other than the Parent Guarantor, the Company or a Restricted Subsidiary), an amount (in each such case to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and

(b)           in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Parent Guarantor’s interest in such Subsidiary at the time of such redesignation; and

(F)           any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Parent Guarantor, the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b)           Notwithstanding the foregoing, and in the case of clauses (2) through (9) and (11) through (14) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (14), together with the transactions expressly excluded from clauses (i), (ii), (iii) and (iv) of paragraph (a) of this Section 4.08, being referred to as a “Permitted Payment”):

(1)           the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section 4.08, in which event such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section 4.08;

(2)           the purchase, repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Parent Guarantor in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or in an amount not in excess of the Net Cash Proceeds of a substantially concurrent (i) contribution (other than from a Restricted Subsidiary) to the equity capital of the Parent Guarantor in respect of or (ii) issuance and sale for cash (other than to the Company or a Restricted Subsidiary) of, other shares of Qualified Capital Stock of the Parent Guarantor; provided that the Net Cash Proceeds from such contribution or such issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this Section 4.08;

(3)           the purchase, repurchase, redemption, defeasance, satisfaction and discharge, or other acquisition or retirement for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of a substantially concurrent (i) contribution (other than from the Company or a Restricted Subsidiary) to the equity capital of the Parent Guarantor in respect of, or (ii) issuance and sale for cash (other than to the Company or a Restricted Subsidiary) of, any Qualified Capital Stock of the Parent Guarantor; provided that the Net Cash Proceeds from such contribution or such issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this Section 4.08;

(4)           the purchase, repurchase, redemption, defeasance, satisfaction and discharge, refinancing, acquisition or retirement for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

(5)           the purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value of Disqualified Stock of the Parent Guarantor in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale of, Disqualified Stock of the Parent Guarantor that, in each case, is permitted to be incurred pursuant to Section 4.07;

(6)           the repurchase, redemption, retirement or other acquisition for value of any Capital Stock of the Parent Guarantor held by any current or former officers, directors or employees of the Parent Guarantor or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Parent Guarantor’s Board of Directors; provided that the aggregate amount of such repurchases, redemptions, retirements and acquisitions pursuant to this clause (6) will not, in the aggregate, exceed $2.0 million per fiscal year (with unused amounts to be carried over to succeeding fiscal years); provided such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received after the Issue Date by the Parent

Guarantor, the Company or any Restricted Subsidiary from the sale of Capital Stock of the Parent Guarantor (other than Disqualified Stock) to any such officers, directors or employees (provided such amounts are not included in clause (3)(B) of the definition of “Restricted Payments”) plus (b) the cash proceeds of key man life insurance policies received after the Issue Date by the Parent Guarantor, the Company and the Restricted Subsidiaries less (c) the amount of Permitted Payments previously effected by using amounts specified in the foregoing clauses (a) and (b);

(7)           loans and advances made to officers, directors or employees of the Parent Guarantor, the Company or any Restricted Subsidiary, in each case, as permitted by Section 402 of the Sarbanes-Oxley Act of 2002 (to the extent applicable to the Parent Guarantor, the Company or such Restricted Subsidiary) and approved by the Board of Directors of the Parent Guarantor in an aggregate amount not to exceed $2.0 million outstanding at any one time, the proceeds of which are used solely (A) to purchase Qualified Capital Stock of the Parent Guarantor in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans or advances, together with accrued interest thereon, made pursuant to item (A) of this clause (7);

(8)           the purchase by the Parent Guarantor of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Parent Guarantor or otherwise;

(9)           dividends on Disqualified Stock issued after the Issue Date in accordance with Section 4.07 if such dividends are included in the calculation of Consolidated Interest Expense;

(10)         the purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated or junior in right of payment to the notes or a Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or prepayment offer required by the terms of such Indebtedness, but only if:

(a)           in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 4.17; or

(b)           in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with Section 4.11;

(11)         the purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, convertible securities or other rights to acquire Capital Stock

(including any such rights to acquire Capital Stock held by any current or former officers, directors or employees of the Parent Guarantor, the Company or any Restricted Subsidiary (or permitted transferees thereof)) if such Capital Stock represents a portion of the exercise, conversion or exchange price thereof and any purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock made in satisfaction of withholding tax obligations in connection with any exercise, conversion or exchange of stock options, warrants, convertible securities or other rights to acquire Capital Stock;

(12)         any payments to dissenting equityholders not to exceed $5.0 million in the aggregate after the Issue Date (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Indenture;

(13)         any redemption of share purchase rights at a redemption price not to exceed $0.01 per right; and

(14)         any payment or other transaction otherwise constituting a Restricted Payment that when combined with all other outstanding payments or other transactions pursuant to this clause (14) since the Issue Date are in an aggregate outstanding amount not exceeding $20.0 million.

(c)           In determining whether any Restricted Payment (or payment or other transaction that, except for being a Permitted Payment, would constitute a Restricted Payment) is permitted by this Section 4.08, the Company may allocate or re-allocate all or any portion of such Restricted Payment or other such transaction among clauses (1) through (14) of paragraph (b) of this Section 4.08 or among such clauses and paragraph (a) of this Section 4.08, including clauses (1), (2) and (3) of paragraph (a) of this Section 4.08; provided that at the time of such allocation or re-allocation all such Restricted Payments and such other transactions or allocated portions thereof, all outstanding prior Restricted Payments and such other transactions, would be permitted under the various provisions of this Section 4.08. The amount of all Restricted Payments and other such transactions (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment or other such transaction.

(d)           A contribution or sale will be deemed to be “substantially concurrent” if the related purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal occurs within 90 days before or after such contribution or sale.

Section 4.09           Transactions with Affiliates.

(a)           The Parent Guarantor will not, and will not cause or permit the Company or any Restricted Subsidiary to, directly or indirectly, enter into any Transaction (including the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Parent Guarantor (other than the Parent Guarantor, the Company or a Restricted

Subsidiary) involving aggregate consideration in excess of $2.0 million, unless such Transaction is entered into in good faith and

(1)           such Transaction is on terms that are not materially less favorable to the Parent Guarantor, the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable Transaction in arm’s-length dealings with a party that is not an Affiliate of the Company,

(2)           with respect to any Transaction involving aggregate value in excess of $10.0 million, the Company delivers an Officers’ Certificate to the Trustee certifying that such Transaction complies with clause (1) above, and

(3)           with respect to any Transaction involving aggregate value in excess of $25.0 million, such Transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Parent Guarantor;

(b)           However, Section 4.09(a) shall not apply to:

(1)           employee benefit arrangements with any officer or director of the Parent Guarantor, the Company or any Restricted Subsidiary and payments, issuances of securities or other transactions pursuant thereto, including under any employment or severance agreement, stock option or stock incentive plans, long term incentive plans, other compensation arrangements and customary insurance or indemnification arrangements with officers or directors of the Parent Guarantor, the Company or any Restricted Subsidiary, in each case either entered into in the ordinary course of business or approved by the Disinterested Directors of the Board of Directors of the Parent Guarantor,

(2)           transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the Board of Directors of the Parent Guarantor or the senior management of the Parent Guarantor, such transactions are on terms not materially less favorable to the Parent Guarantor, the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Parent Guarantor,

(3)           the payment of reasonable and customary compensation and fees to officers or directors of the Parent Guarantor, the Company or any Restricted Subsidiary who are not employees of the Parent Guarantor or any Affiliate of the Parent Guarantor,

(4)           loans or advances to officers, directors and employees of the Parent Guarantor, the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $2.0 million outstanding at any one time,

(5)           any Restricted Payments or Permitted Payments made in compliance with Section 4.08 or any Permitted Investments (other than Permitted Investments permitted pursuant to clauses (1)(iv) and (15) of the definition thereof (to the extent involving, prior to the making of such Permitted Investment, any Person other than the Parent Guarantor or a Subsidiary of the Parent Guarantor)),

(6)           any Transaction undertaken pursuant to (a) any contracts or agreements in existence on the Issue Date (as in effect on the Issue Date) (b) any amendment or replacement of any such agreements or (c) any agreements entered into hereafter that are similar to any such agreements, so long as, in the case of clause (b) or (c), the terms of any such amendment or replacement agreement or future agreement are, on the whole, no less advantageous to the Parent Guarantor or the Company or no less favorable to the Holders in any material respect than the agreement so amended or replaced or the similar agreement referred to in the preceding clause (a) or (b), respectively,

(7)           in the case of (1) contracts for (A) drilling or other oil-field services or supplies, (B) the sale, storage, gathering or transport of Hydrocarbons or (C) the lease or rental of office or storage space or (2) other operation-type contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Parent Guarantor, the Company or any Restricted Subsidiary and third parties or, if none of the Parent Guarantor, the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms no less favorable than those available from third parties on an arm’s-length basis, as determined (i) in the case of contracts involving aggregate value of $50.0 million or less, by the Board of Directors of the Parent Guarantor or the senior management of the Parent Guarantor or (ii) in the case of contracts involving aggregate value in excess of $50.0 million, by the Disinterested Directors of the Board of Directors of the Parent Guarantor,

(8)           any Transaction with a Person that is an Affiliate of the Parent Guarantor solely because the Parent Guarantor owns, directly or through a Subsidiary, an equity interest in, or controls, such Person,

(9)           any sale or other issuance of Qualified Capital Stock of the Parent Guarantor to, or receipt of a capital contribution from, an Affiliate (or a Person that becomes an Affiliate) of the Parent Guarantor,

(10)         any Transaction between the Parent Guarantor, the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because one or more directors of such Person is also a director of the Parent Guarantor, the Company or a Restricted Subsidiary, on the other hand; provided that such director or directors abstain from voting as a director of the Parent Guarantor, the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the Transaction,

(11)         indemnities of officers, directors and employees of the Parent Guarantor, the Company or any Restricted Subsidiary permitted by law, statutory provision or employment agreement or other arrangement entered into in the ordinary course of business by the Parent Guarantor, the Company or any Restricted Subsidiary,

(12)         (a) guarantees by the Parent Guarantor, the Company or any Restricted Subsidiary of performance of obligations of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Parent Guarantor, the Company or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Unrestricted Subsidiaries, and

(13)         any transaction in which the Parent Guarantor, the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Advisor stating that such transaction is fair to the Parent Guarantor, the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of paragraph (a) of this Section 4.09.

Section 4.10           Liens.

(a)           The Parent Guarantor will not, and will not cause or permit the Company or any Restricted Subsidiary to, directly or indirectly, create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Parent Guarantor, the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, other than Permitted Liens, unless the Notes (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the Indebtedness for so long as such Indebtedness is secured by such Lien.

(b)           Notwithstanding the foregoing, any Lien securing the Notes or a Guarantee granted pursuant to Section 4.10(a) shall be automatically and unconditionally released and discharged upon: (i) the release of all other Liens that resulted in the grant of such Lien to secure the Notes or Guarantees pursuant to Section 4.10(a), (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Parent Guarantor, the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien, or (iv) if such Lien secures a Guarantee, the release of such Guarantee in accordance with this Indenture.

Section 4.11           Asset Sales.

(a)           The Parent Guarantor will not, and will not permit the Company or any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Parent Guarantor, the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale (such Fair Market Value to be determined on the date of contractually agreeing to effect such Asset Sale) and (ii) (A) at least 75% of the consideration paid to the Parent Guarantor, the Company or such Restricted Subsidiary from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents,

Liquid Securities, Exchanged Properties (including pursuant to Asset Swaps) or the assumption by acquiring Person of Indebtedness or other liabilities of the Parent Guarantor, the Company or a Restricted Subsidiary (other than liabilities of the Parent Guarantor, the Company or a Restricted Subsidiary that are by their terms subordinated to the Notes) as a result of which the Parent Guarantor, the Company and the remaining Restricted Subsidiaries are no longer liable for such liabilities (or in lieu of such absence of liability, the acquiring Person or its parent company agrees to indemnify and hold the Parent Guarantor, the Company or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed liabilities accompanied by the posting of a letter of credit (issued by a commercial bank that has an Investment Grade Rating) in favor of the Parent Guarantor, the Company or such Restricted Subsidiary for the full amount of such liabilities and for so long as such liabilities remain outstanding unless such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating) at the time the indemnity is entered into) (“Permitted Consideration”) or (B) the Fair Market Value of all forms of such consideration other than Permitted Consideration since the Issue Date does not exceed in the aggregate 5% of the Adjusted Consolidated Net Tangible Assets of the Parent Guarantor determined at the time such Asset Sale is made.

(b)           During the 365 days after the receipt by the Parent Guarantor, the Company or a Restricted Subsidiary of Net Available Cash from an Asset Sale, such Net Available Cash may be applied by the Parent Guarantor, the Company or such Restricted Subsidiary, to the extent the Parent Guarantor, the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Parent Guarantor, the Company or a Restricted Subsidiary), to:

(1)           repay (or cash-collateralize) Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary under any Credit Facility (excluding (i) any Subordinated Indebtedness and (ii) any Indebtedness owed to the Company or an Affiliate of the Company);

(2)           reinvest in Additional Assets (including by means of an Investment in Additional Assets by the Parent Guarantor, the Company or a Restricted Subsidiary with Net Available Cash received by the Parent Guarantor, the Company or another Restricted Subsidiary) or make capital expenditures in the Oil and Gas Business;

(3)           purchase Notes;

(4)           purchase or repay on a permanent basis other Indebtedness (excluding (i) any Subordinated Indebtedness and (ii) any Notes or other Indebtedness owed to the Company or an Affiliate of the Company); provided that the Company shall equally and ratably redeem or purchase Notes as described under Section 3.07, through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all Holders to purchase the Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(5)           make any combination of payment, repayment, investment or reinvestment permitted by the foregoing clauses (1) through (4).

The requirement of clause (b)(2) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or investment referred to therein is entered into by the Parent Guarantor, the Company or any Restricted Subsidiary within the time period specified in this Section 4.11(b) and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

Pending the final application of any such Net Available Cash, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Available Cash in any manner that is not prohibited by this Indenture

(c)           Any Net Available Cash from an Asset Sale not applied in accordance with Section 4.11(b) above within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to purchase Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the “Prepayment Offer”) at a purchase price (the “Prepayment Offer Price”) equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (as defined in Section 4.11(d)) (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date) in accordance with the procedures (including prorating in the event of over subscription) set forth in this Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Notes and such Pari Passu Indebtedness (based on principal amounts of Notes and Pari Passu Indebtedness (or, in the case of Pari Passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered), and the aggregate principal amount of Notes to be purchased pursuant to the Prepayment Offer shall be reduced accordingly. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of Excess Proceeds available for purchase of Notes, then such amount of Excess Proceeds will be allocated among the Notes tendered and the Trustee will select the Notes to be purchased in accordance with this Indenture on a pro rata basis (or, in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of DTC or any other Depositary), by lot or in accordance with any other method the Trustee considers fair and reasonable and in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. To the extent that any portion of the amount of Excess Proceeds remains after compliance with this Section 4.11(c) and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in Section 4.11(d) in accordance with this Indenture, the Parent Guarantor, the Company or the Restricted Subsidiaries may use such remaining amount for purposes permitted by this Indenture and the amount of Excess Proceeds will be reset to zero. The Company may satisfy the foregoing obligation with respect to any Excess Proceeds by making a

Prepayment Offer prior to the expiration of the relevant 365 day period or with respect to Excess Proceeds of $25.0 million or less.

(d)           Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make a Prepayment Offer pursuant to Section 4.11(c), send a written Prepayment Offer notice, by first-class mail or otherwise in accordance with the procedures of DTC, to the Holders of the Notes (the “Prepayment Offer Notice”), with a copy to the Trustee, accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the Notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:

(1)           that the Company is offering to purchase Notes pursuant to the provisions of this Indenture;

(2)           that any Note (or any portion thereof) accepted for payment (and duly paid on the Asset Sale Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Asset Sale Purchase Date;

(3)           that any Notes (or portions thereof) not properly tendered will continue to accrue interest;

(4)           the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “Asset Sale Purchase Date”);

(5)           the amount of Excess Proceeds available to purchase Notes;

(6)           a description of the procedure which Holders of Notes must follow in order to tender their Notes and the procedures that Holders of Notes must follow in order to withdraw an election to tender their Notes for payment; and

(7)           all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Prepayment Offer.

If any of the Notes subject to a Prepayment Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.

(e)           The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 by virtue thereof.

(f)            Holders electing to have Notes purchased hereunder will be required to surrender such Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Purchase Date. Holders will be entitled to withdraw their election to have their Notes purchased pursuant to this Section 4.11 if the Company receives, not later than one Business Day prior to the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter specifying, as applicable:

(1)           the name of the Holder,

(2)           the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

(3)           the principal amount of the Note (which shall be $2,000 or whole multiples of $ 1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn,

(4)           a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased, and

(5)           the principal amount, if any, of such Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Prepayment Offer Notice and that has been or will be delivered for purchase by the Company.

(g)           The Company shall (i) not later than the Asset Sale Purchase Date accept for payment Notes or portions thereof tendered pursuant to the Prepayment Offer, (ii) not later than 12:30 p.m. (New York City time) on the Asset Sale Purchase Date deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Prepayment Offer Price, as the case may be, of all the Notes or portions thereof which are to be purchased on that date and (iii) not later than 12:30 p.m. (New York City time) on the Asset Sale Purchase Date, as the case may be, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Company shall publicly announce the results of the Prepayment Offer, as the case may be, on or as soon as practicable after the Asset Sale Purchase Date.

(h)           Upon receipt by the Company of the proper tender of any Note (or portion thereof) accepted for purchase pursuant to Section 4.11(c), the Holder of the Note (or portion thereof) accepted for purchase pursuant to Section 4.11(c) in respect of which such proper tender was made and which has so been accepted for purchase shall (unless the tender of such Note (or portion thereof) accepted for purchase pursuant to Section 4.11(c) is properly withdrawn at least one Business Day prior to the Asset Sale Purchase Date) thereafter be entitled to receive solely the Prepayment Offer Price with respect to such Note (or portion thereof) accepted for purchase pursuant to Section 4.11(c). Notes to be purchased shall, on the Asset Sale Purchase Date, become due and payable at the Prepayment Offer Price and from and after such date (unless the Company shall default in the payment of the Prepayment Offer Price) such Notes shall cease to bear interest. Such Prepayment Offer Price shall be paid to such Holder promptly following the later of the Asset Sale Purchase Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Prepayment Offer Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Asset Sale Purchase Date shall be payable to the Person in whose name the Notes are registered as such as of the close of business on the relevant record dates according to the terms and the provisions of Section 2.04. If any Note tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (g) of this Section 4.11, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Asset Sale Purchase Date at the rate borne by such Note. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. For all purposes of this Section 4.11, unless the context otherwise requires, all provisions relating to the purchase of Notes shall relate, in the case of any Notes purchased or to be purchased only in part, to the portion of the principal amount of such Notes which has been or is to be purchased. The Paying Agent (at the Company’s expense) shall promptly mail or deliver to the Holder thereof any Note or portion thereof not to be so purchased.

Section 4.12           Issuances of Guarantees by Restricted Subsidiaries.

(a)           The Parent Guarantor will provide to the Trustee, on or prior to the 30th day after the date that any Restricted Subsidiary (which is not a Guarantor) becomes a guarantor or obligor in respect of any Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary in an aggregate principal amount exceeding $5.0 million, a supplemental indenture to this Indenture substantially in the form of Exhibit D hereto, executed by such Restricted Subsidiary, providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary’s obligations under the Notes and this Indenture to the same extent as that set forth in this Indenture, subject to such Restricted Subsidiary ceasing to be a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

(b)           Notwithstanding paragraph (a) of this Section 4.12, (i) no Foreign Subsidiary shall be required to execute any such supplemental indenture unless such Foreign Subsidiary has guaranteed (or is otherwise an obligor of) other Indebtedness (including Indebtedness under a Credit Facility) of the Parent Guarantor, the Company or a Restricted Subsidiary that is not a Foreign Subsidiary in an aggregate principal amount exceeding $5.0 million, and (ii) no Restricted Subsidiary shall be required to execute any such supplemental indenture if the Consolidated Net Worth of such Restricted Subsidiary, together with the Consolidated Net Worth of all other Non-Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $5.0 million. To the extent the collective Consolidated Net Worth of the Parent Guarantor’s Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $5.0 million, the Parent Guarantor shall cause, within 30 days after such date, one or more of such Non-Guarantor Restricted Subsidiaries to similarly execute and deliver to the Trustee a supplemental indenture to this Indenture substantially in the form of Exhibit D hereto providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company’s obligations under the Notes and this Indenture to the same extent as that set forth as to the Initial Guarantors in Article Ten, such that the collective Consolidated Net Worth of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $5.0 million.

Section 4.13           Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           The Parent Guarantor will not, and will not cause or permit the Company or any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of the Company or any Restricted Subsidiary to:

(1)           pay dividends or make any other distribution on its Capital Stock to the Parent Guarantor, the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to pay dividends or make distributions on Capital Stock),

(2)           pay any Indebtedness owed to the Parent Guarantor, the Company or any other Restricted Subsidiary (it being understood that the subordination of Indebtedness owed to the Parent Guarantor, the Company or any Restricted Subsidiary to other Indebtedness owed by the Parent Guarantor, the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to pay such Indebtedness),

(3)           make loans or advances to the Parent Guarantor, the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made by the Parent Guarantor, the Company or any Restricted Subsidiary to other Indebtedness incurred by the Parent Guarantor, the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances), or

(4)           transfer any of its properties or assets to the Parent Guarantor, the Company or any other Restricted Subsidiary.

(b)           However, Section 4.13(a) will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:

(1)           any agreement (including the Senior Credit Agreement) in effect on the Issue Date;

(2)           any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to, or to the properties or assets of, the Parent Guarantor, the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3)           any agreement or instrument governing any Acquired Debt or other agreement of any entity merged into or consolidated with, or the assets of which are acquired by,

the Parent Guarantor, the Company or any Restricted Subsidiary, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of this Indenture;

(4)           any applicable law or any requirement of any regulatory body;

(5)           customary restrictions and conditions contained in the security documents evidencing any Liens securing obligations or Indebtedness or agreements relating to Capital Lease Obligations (provided that such Liens are otherwise permitted to be incurred under the provisions of Section 4.10 and such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 4.13) that limit the right of the debtor or lessee to dispose of the assets subject to such Liens;

(6)           provisions restricting subletting or assignment of any lease governing a leasehold interest (including leases governing leasehold interests or farm-in agreements or farm- out agreements relating to leasehold interests in Oil and Gas Properties) of the Parent Guarantor, the Company or any Restricted Subsidiary, or restrictions in licenses (including licenses of intellectual property) relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided that such encumbrances or restrictions do not materially impact the ability of the Company to permit payments on the Notes when due as required by the terms of this Indenture;

(7)           agreements with respect to asset sales, including the sale or other disposition of all or substantially all the Capital Stock of a Restricted Subsidiary, permitted to be made under the provisions of Section 4.11 that limit the transfer of such assets or assets of such Restricted Subsidiary (or distribution on such Capital Stock) pending the closing of such sale;

(8)           shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity;

(9)           cash, Cash Equivalents or other deposits, or net worth requirements or similar requirements, imposed by suppliers, landlords or customers under contracts entered into in the ordinary course of business;

(10)         any Credit Facility or agreement governing Indebtedness of the Parent Guarantor, the Company or any Restricted Subsidiary permitted to be incurred under the provisions of Section 4.07; provided that such encumbrances or restrictions are not materially more restrictive, taken as a whole, as determined by the Company in good faith, than those contained in the Senior Credit Agreement or in this Indenture as in effect on the Issue Date;

(11)         restrictions of the nature described in clause (4) of Section 4.13(a) by reason of customary non-assignment provisions in Hydrocarbon purchase or sale or exchange contracts, agreements, licenses and leases entered into in the ordinary course of business;

(12)         Commodity Agreements, Currency Agreements or Interest Rate Agreements permitted from time to time under this Indenture;

(13)         any Preferred Stock issued by the Company or a Restricted Subsidiary; provided that the issuance of such Preferred Stock is permitted pursuant to Section 4.07 and the terms of such Preferred Stock do not expressly restrict the ability of the Company or such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(14)         Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

(15)         encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Parent Guarantor, the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Parent Guarantor, the Company or any Restricted Subsidiary in any manner material to the Parent Guarantor, the Company or any Restricted Subsidiary; and

(16)         any agreement, amendment, modification, restatement, extension, renewal, supplement, refunding, replacement or Refinancing that amends, modifies, restates, extends, renews, refunds, replaces or Refinances the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (15), or in this clause (16); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole, as determined by the Company in good faith, than those under or pursuant to the agreement so amended, modified, restated, extended, renewed, refunded, replaced or Refinanced.

Section 4.14           Sale Leaseback Transactions.

The Parent Guarantor will not, and will not permit the Company or any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that the Parent Guarantor, the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1)           the Parent Guarantor, the Company or such Subsidiary could have incurred Indebtedness at the time of such Sale and Leaseback Transaction on a pro forma basis (on the assumption such transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to such transaction with the appropriate adjustments with respect to such transaction being included in such pro forma calculation) in an amount equal to the Attributable Indebtedness relating to such Sale and

Leaseback Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of Section 4.07;

(2)           the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction; and

(3)           the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale in compliance with, Section 4.11.

Section 4.15           Unrestricted Subsidiaries.

(a)           The Board of Directors of the Parent Guarantor may designate after the Issue Date any of its Subsidiaries (other than the Company) as an Unrestricted Subsidiary under this Indenture (a “Designation”) only if:

(1)           no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2)           (x) the Parent Guarantor would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of Section 4.08 or as a Permitted Payment or Permitted Investment in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Parent Guarantor’s interest in such Subsidiary calculated in accordance with GAAP and (2) the Fair Market Value of the Parent Guarantor’s interest in such Subsidiary as determined in good faith by the Parent Guarantor’s Board of Directors, or (y) the Designation Amount is less than $1,000;

(3)           such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

(4)           such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

(5)           such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Parent Guarantor, the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent Guarantor, the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

(b)           In the event of any such Designation, the Parent Guarantor shall be deemed, for all purposes of this Indenture, to have made an Investment equal to the Designation

Amount that, as designated by the Parent Guarantor, constitutes a Restricted Payment pursuant to paragraph (a) of Section 4.08 or a Permitted Payment or Permitted Investment.

(c)           The Parent Guarantor shall not and shall not cause or permit the Company or any Restricted Subsidiary to at any time:

(1)           provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or enter into or become a party to any agreement, contract, arrangement or understanding with any Unrestricted Subsidiary, the terms of which, together with the terms of all other agreements, contracts, arrangements and understandings with such Unrestricted Subsidiary, taken as a whole, in the good-faith judgment of the Board of Directors, are less favorable to the Parent Guarantor, the Company and the Restricted Subsidiaries than those that would be available in a comparable transaction in arm’s-length dealings with a party that is not an Affiliate of the Company; provided that this Section 4.15 shall not be deemed to prevent Permitted Investments, Restricted Payments or Permitted Payments in Unrestricted Subsidiaries that are otherwise allowed under this Indenture, or

(2)           be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary (other than by pledge of the Capital Stock thereof).

(d)           For purposes of this Section 4.15, the Designation of a Subsidiary of the Parent Guarantor as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Parent Guarantor will be classified as a Restricted Subsidiary.

(e)           The Parent Guarantor may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(1)           no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(2)           all Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

(3)           unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Parent Guarantor or the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to Section 4.07.

(f)            All Designations and Revocations shall be evidenced by a Board Resolution of the Board of Directors of the Parent Guarantor delivered to the Trustee certifying compliance with the provisions of this Section 4.15.

Section 4.16           Payments for Consent.

None of the Parent Guarantor, the Company nor any Restricted Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17           Offer to Repurchase upon a Change of Control.

(a)           If a Change of Control occurs, each Holder will have the right to require that the Company purchase all or any part (in amounts of $2,000 or whole multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer to purchase all of the Notes, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date. Any Change of Control Offer that is made prior to the occurrence of a Change of Control may at the Company’s discretion be subject to one or more conditions precedent, including the occurrence of a Change of Control.

(b)           Within 30 days after any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company shall notify the Trustee and give written notice of the Change of Control to each Holder, by first-class mail, postage prepaid, at his address appearing in the Security Register or otherwise in accordance with the procedures of DTC. The notice (the “Change of Control Purchase Notice)” shall state, among other things:

(i)            that a Change of Control has occurred or will occur, the date of such event and the circumstances and relevant facts regarding such Change of Control;

(ii)           that any Notes (or any portion thereof) accepted for payment (and duly paid on the Change of Control Purchase Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Purchase Date;

(iii)          that any Notes (or any portion thereof) not properly tendered will continue to accrue interest;

(iv)          the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the notice is mailed; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

(v)           a description of the procedures that Holders of Notes are required to follow in order to tender their Notes and the procedures that Holders of Notes are required to follow in order to withdraw an election to tender their Notes for payment; and

(vi)          all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer.

If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to repurchases.

(c)           Upon receipt by the Company of the proper tender of Notes, the Holder of the Note in respect of which such proper tender was made shall (unless the tender of such Note is properly withdrawn at least one Business Day prior to the Change of Control Purchase Date) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Notes. Notes to be purchased shall, on the Change of Control Purchase Date, become due and payable at the Change of Control Purchase Price, and from and after such date (unless the Company shall default in the payment of the Change of Control Purchase Price) such Notes shall cease to bear interest. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of the Change of Control Purchase Date and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Note for purchase in accordance with the foregoing provisions, such Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Notes, registered as such as of the close of business on the relevant record dates according to the terms and the provisions of Section 2.03. If any Note tendered for purchase in accordance with the provisions of this Section 4.17 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Note. Holders electing to have Notes purchased will be required to surrender such Notes to the Paying Agent at the address specified in the Change of Control Purchase Notice prior to the close of business on the third Business Day prior to the Change of Control Purchase Date. Any Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Registrar or the Trustee so require, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased. For all purposes of this Section 4.17, unless the context otherwise requires, all provisions relating to the purchase of Notes shall relate, in the case of any Notes purchased or to be purchased only in part, to the portion of the principal amount of such Notes which has been or is to be purchased. The Paying Agent (at the Company’s expense) shall promptly mail or deliver to the Holder thereof any Note or portion thereof not to be so purchased.

(d)           The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 12:30 p.m. (New York City time) on the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Notes or portions thereof that are to be purchased on that date and (iii) not later than 12:30 p.m. (New York City time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Notes or portions thereof accepted for payment by the Company. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(e)           A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

(1)           the name of the Holder;

(2)           the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

(3)           the principal amount of the Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4)           a statement that such Holder is withdrawing his election to have such principal amount of such Note purchased; and

(5)           the principal amount, if any, of such Note (which shall be $2,000 or whole multiples of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f)            The Company shall comply, to the extent applicable, with the requirements of Rule 14e-l under the Exchange Act, and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.

(g)           Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer (1) upon a Change of Control, if the Parent Guarantor or a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) if notice of redemption for 100% of the aggregate principal amount of the outstanding Notes has been given pursuant to this Indenture as described in Section 3.07, unless and until there is a default in payment of the applicable redemption price.

(h)           In the event that upon consummation of a Change of Control Offer less than 10% of the aggregate principal amount of the Notes (including Additional Notes) that were originally issued are hold by Holders other than the Company or Affiliates thereof, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the Holders of record on relevant record dates to receive interest due on an interest payment date.

Section 4.18           Corporate Existence.

Subject to Article Five, the Parent Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory), licenses and franchises; provided, however, that the Parent Guarantor shall not be required to preserve any such right, license or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent Guarantor.

Section 4.19           Covenant Suspension.

(a)           If at any time (1) the Notes are rated at least Baa3 by Moody’s and at least BBB- by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Parent Guarantor, at least the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3- l(c)(2)(vi)(F) under the Exchange Act selected by the Parent Guarantor as a replacement agency); and (2) at such time no Event of Default shall have occurred and is continuing then, beginning on that day and on each day thereafter (subject to the provisions of Section 4.19(c)), the following covenants (the “Suspended Covenants”) will be suspended and the Parent Guarantor, the Company and the Restricted Subsidiaries shall not be subject to (and shall not be required to comply with) the Suspended Covenants:

(i)            Section 4.11;

(ii)           Section 4.08;

(iii)          Section 4.07;

(iv)          Section 4.13;

(v)           clauses (1) and (3) of Section 4.14;

(vi)          clause (5) of Section 5.01(a);

(vii)         Section 4.09;

(viii)        Section 4.15; and

(ix)           Section 4.12.

(b)           During any period that the foregoing covenants have been suspended (each such period, a “Suspension Period”), the Parent Guarantor’s Board of Directors may not designate any of its Restricted Subsidiaries as Unrestricted Subsidiaries pursuant Section 4.15.

(c)           Notwithstanding Sections 4.19(a) and (b), if the rating assigned by either such Rating Agency should subsequently decline to below Baa3 or BBB-, respectively, the Suspended Covenants will be reinstituted on and as of the date of such rating decline (such date, a “Reversion Date”) and on the Reversion Date and each date thereafter (subject to the provisions of Section 4.19(a)) the Parent Guarantor, the Company and the Restricted Subsidiaries shall be subject to (and shall be required to comply with) the Suspended Covenants.

(d)           For purposes of calculating the amount available to be made as Restricted Payments under Section 4.08(a)(3), calculations under that clause will be made with reference to the date of the Restricted Payment, as set forth in that clause. Accordingly (x) Restricted Payments made during the Suspension Period that would not otherwise be permitted pursuant to any of clauses (b)(1) through (b)(14) of Section 4.08 will reduce the amount available to be made as Restricted Payments under Section 4.08(a)(3); provided, however, that the amount available to be made as a Restricted Payment shall not be reduced to below zero solely as a result of such Restricted Payments but may be reduced to below zero as a result of negative cumulative Consolidated Net Income during the Suspension Period for purposes of Section 4.08(a)(3)(A) and (y) the items specified in clauses (a)(3)(A) through (F) of Section 4.08 that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (a)(3) of Section 4.08. For purposes of Section 4.11, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero. No Default or Event of Default will be deemed to have occurred or exist on the Reversion Date (or thereafter) under any Suspended Covenant, solely as a result of, or as a result of the continued existence on or after the Reversion Date of facts and circumstances arising from, any actions taken by the Parent Guarantor, the Company or any Restricted Subsidiaries thereof, or events occurring, or performance on or after the Reversion Date of any obligations arising from transactions which occurred, during the Suspension Period.

ARTICLE FIVE

Successors

Section 5.01           Consolidation, Merger and Sale of Assets.

(a)           Neither the Parent Guarantor nor the Company will, in any Transaction (x) consolidate with or merge with or into any other Person or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, or (in the case of clause (y)) permit any of the Restricted Subsidiaries to enter into any Transaction, if such Transaction, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of (A) the Parent Guarantor, the Company and the Restricted Subsidiaries on a Consolidated basis to any other Person (other than the Company or one or more Restricted Subsidiaries) or (B) the Company and the Restricted Subsidiaries constituting Subsidiaries of the Company on a Consolidated basis to any other Person (other than one or more such Restricted Subsidiaries) unless at the time and after giving effect thereto:

(1)           either (a) the Person (if other than the Parent Guarantor or the Company) formed by such consolidation or into which the Parent Guarantor or the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of such properties and assets (the “Surviving Entity”) will be a corporation, limited liability company or limited partnership duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or (b) the Parent Guarantor or the Company will be the Surviving Entity;

(2)           if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, (a) the Surviving Entity (including if the Surviving Entity is the Parent Guarantor) shall expressly assume, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture and (b) if the Surviving Entity is a limited partnership, then a Subsidiary of the Surviving Entity that is a corporation or a limited liability company shall execute a supplemental indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the Notes and this Indenture;

(3)           if the Parent Guarantor is merging into, consolidating with or disposing of assets and is not the Surviving Entity, the Surviving Entity (including if the Surviving Entity is the Company) shall expressly assume, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Parent Guarantor under this Indenture and, if the Surviving Entity is not the Company or a Guarantor, under the Parent Guarantor’s Guarantee of the Notes;

(4)           except in the case (a) a Restricted Subsidiary merges into, consolidates with or disposes of assets to the Company or the Parent Guarantor or (b) the Company or the Parent Guarantor merges into, consolidates with or disposes of assets to a Guarantor (or, in the case of the Parent Guarantor, the Company), immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Parent Guarantor, the Company or any Restricted Subsidiary which becomes the obligation of the Parent Guarantor, the Company or any Restricted Subsidiary as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(5)           except in the case (a) a Restricted Subsidiary merges into, consolidates with or disposes of assets to the Company or the Parent Guarantor or (b) the Company or the Parent Guarantor merges into, consolidates with or disposes of assets to a Guarantor (or, in the case of the Parent Guarantor, the Company), immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four- quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (i) the Parent Guarantor (or the

Surviving Entity if the Parent Guarantor is merging into, consolidating with or disposing of assets and is not the Surviving Entity) could on the first day following such four-quarter period incur $1.00 of additional Indebtedness (other than Permitted Debt) under Section 4.07 or (ii) the Consolidated Fixed Charge Coverage Ratio for the Parent Guarantor (or the Surviving Entity if the Parent Guarantor is merging into, consolidating with or disposing of assets and is not the Surviving Entity) would be at least as great as the Consolidated Fixed Charge Coverage for the Parent Guarantor immediately prior to such transactions;

(6)           if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to the Surviving Entity’s obligations under this Indenture and the Notes;

(7)           at the time of the transaction, if any of the property or assets of the Parent Guarantor, the Company or any Restricted Subsidiary would thereupon become subject to any Lien, Section 4.10 is complied with; and

(8)           at the time of the transaction, the Parent Guarantor or (if the Parent Guarantor is merging into, consolidating with or disposing of assets and is not the Surviving Entity) the Surviving Entity will have delivered, or caused to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture.

(b)           Except for any Subsidiary Guarantor whose Guarantee is to be released in accordance with this Indenture in connection with a transaction complying with Section 10.04, each Subsidiary Guarantor will not, and the Parent Guarantor and the Company will not permit a Subsidiary Guarantor to, in a Transaction, consolidate with or merge with or into any other Person (other than the Parent Guarantor, the Company or any other Subsidiary Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than the Parent Guarantor, the Company or any other Subsidiary Guarantor), unless at the time and after giving effect thereto:

(1)           one of the following is true: (a) a Subsidiary Guarantor or the Parent Guarantor will be the continuing Person in the case of a consolidation or merger involving the Subsidiary Guarantor; or (b) the Person (if other than a Subsidiary Guarantor, the Parent Guarantor or the Company) formed by such consolidation or into which such Subsidiary Guarantor is merged or the Person (if other than a Subsidiary Guarantor, the Parent Guarantor or the Company) which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Subsidiary Guarantor (the “Surviving Guarantor Entity”) will be a corporation, limited liability company, limited liability partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Guarantee of the Notes and this Indenture, and such Guarantee of such Surviving Guarantor Entity and this Indenture will remain in full force and effect; or (c) the Transaction, at the time thereof, is an Asset Sale and is effected in compliance with Section 4.11, to the extent applicable thereto;

(2)           immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3)           at the time of the transaction or the Parent Guarantor will have delivered, or caused to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture;

provided that this Section 5.01(b) shall not apply to any Subsidiary Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with this Indenture.

(c)           In the event of any Transaction described in and complying with the conditions listed in paragraph (a) or (b) of this Section 5.01 in which the Company or any Guarantor, as the case may be, is not the continuing Person, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein and shall be substituted for the Company or such Guarantor, as the case may be (so that from and after the date of such Transaction, the provisions of this Indenture referring to the “Company” or “such Guarantor,” as the case may be, shall refer instead to the successor and not to the Company or such Guarantor, as the case may be) and (except in the case of a lease) the Company or such Guarantor, as the case may be, shall be discharged and released from all obligations and covenants under this Indenture and the Notes or its Guarantee, as the case may be. The Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of the Company or such Guarantor, as the case may be.

(d)           Notwithstanding paragraphs (a) and (b) of this Section 5.01, the Company or any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction to realize tax or other benefits or converting the Company or any Guarantor to an entity that is, or is taxable for federal income tax purposes as, a corporation or a combination of the foregoing.

ARTICLE SIX

Defaults and Remedies

Section 6.01           Events of Default.

An Event of Default will occur under this Indenture (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) if:

(1)           there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

(2)           there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(3)           (a) there shall be a default in the performance or breach of the provisions of Section 5.01(a), only as such relate to the Parent Guarantor or the Company, (b) the Company shall have failed to make or consummate a Prepayment Offer in accordance with Section 4.11 after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, or (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with Section 4.17 after the occurrence of a Change of Control, and, in the case of clause (b), after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes and, in the case of clauses (b) and (c), such default or breach shall continue for a period of 30 days;

(4)           there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or (3) above) and such default or breach shall continue for a period of 60 days (or 120 days in relation to the obligations under Section 4.03) after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5)           (a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any other Significant Subsidiary then has outstanding Indebtedness in excess of $20.0 million when the same shall become due and payable in full and such default shall have continued after the giving of any applicable notice and the expiration of any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (5) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

(6)           any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

(7)           one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $20.0 million (excluding amounts covered by enforceable insurance policies issued by solvent insurance carriers), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding in accordance with applicable law upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(8)           the entry of a decree or order by a court having jurisdiction in the premises adjudging the Parent Guarantor, the Company or any Significant Subsidiary bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Parent Guarantor, the Company or any Significant Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Parent Guarantor, the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(9)           the institution by the Parent Guarantor, the Company or any Significant Subsidiary of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Parent Guarantor, the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

Section 6.02           Acceleration.

(a)           If an Event of Default (other than as specified in Section 6.01 (8) or (9) above with respect to the Parent Guarantor or the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in Section 6.01(8) or (9) above with respect to the Parent Guarantor or the Company occurs and is continuing, then all the Notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder of Notes. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of Notes by appropriate judicial proceedings.

(b)           After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (B) all overdue interest on all Notes then outstanding, (C) the principal of, and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (D) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes;

(2)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3)           all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

(c)           If an Event of Default specified in 6.01 (5) above shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default shall have been repaid or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness shall have been accelerated, the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

Section 6.03           Other Remedies.

(a)           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon and during the continuance of an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes outstanding may on behalf of the Holders of all outstanding Notes waive any past Default or Event of Default under this Indenture and its consequences, except a Default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under Section 9.02 of this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05           Control by Majority.

Subject to Section 2.10, Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.06           Limitation on Suits.

(a)           A Holder has a right to institute any proceeding with respect to this Indenture, or the Notes or any Guarantees, only if:

(1)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)           the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense that might be incurred by it in connection with the request or direction;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction inconsistent with the written request.

(b)           A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07           Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, or interest on such Note, on or after the respective due dates expressed in such Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) above occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of overdue principal of, premium, if any, interest remaining unpaid on the Notes and interest on overdue principal and premium, if any, and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09           Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10           Priorities.

(a)           If the Trustee collects any money or other property pursuant to this Article Six, it shall pay out the money and other property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b)           The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than ten percent in principal amount of the then outstanding Notes.

ARTICLE SEVEN

Trustee

Section 7.01           Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this Section 7.01 (c) does not limit the effect of Section 7.01 (b);

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f)            Money held in trust by the Trustee need not be segregated from other funds and need not be held in an interest-bearing account, in each case except to the extent required by law or by any other provision of this Indenture. The Trustee (acting in any capacity hereunder) shall not be liable for interest on any money received by it hereunder unless the Trustee otherwise agrees in writing with the Company.

Section 7.02           Certain Rights of Trustee.

(a)           The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such event is sent to the Trustee in accordance with Section 12.02, and such notice references the Notes.

(h)           Subject to Section 7.01(b)(ii), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 7.03           Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with, the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as described in the TIA, it shall eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04           Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05           Notice of Default.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee gains knowledge of the Default or Event of Default unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of principal of, premium or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06           Reports by Trustee to Holders of the Notes.

(a)           Within 60 days after each May 15 beginning with May 15, 2012, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

(b)           A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

Section 7.07           Compensation and Indemnity.

(a)           The Company shall pay to the Trustee (in its capacity as Trustee, and, to the extent it has been appointed as such, as Paying Agent and Registrar) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder in accordance with a written schedule provided by the Trustee to the Company. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable and customary disbursements, advances and reasonable out-of-pocket expenses incurred or made by it in addition to the compensation for its services, except those resulting from its own negligent action, negligent failure to act or willful misconduct. Such expenses shall include the reasonable and customary compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Company shall indemnify the Trustee in its capacity against any and all losses, liabilities or reasonable out-of-pocket expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by either of the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may elect to have separate counsel defend the claim, but the Company will be obligated to pay the reasonable fees and expenses of such separate counsel only if the Company fails to assume the Trustee’s defense or there is a conflict of interest between the Company, on the one hand, and the Trustee, on the other hand, with respect to the claim, as reasonably determined by the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. None of the Company or the Guarantors need reimburse the Trustee for any expense or indemnity against liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence, bad faith or willful misconduct of the Trustee.

(c)           The obligations of the Company under this Section 7.07 shall survive Satisfaction and Discharge.

(d)           To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive Satisfaction and Discharge.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08           Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i)            the Trustee fails to comply with Section 7.10;

(ii)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)          a custodian or public officer takes charge of the Trustee or its property; or

(iv)          the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09           Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders.

Section 7.10           Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or its corporate parent shall have) a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11           Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE EIGHT

Defeasance and Covenant Defeasance

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02           Legal Defeasance and Discharge.

Upon the Company’s exercise of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors shall be deemed to have been discharged with respect to their obligations under the Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Guarantees, respectively, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of the Holders of outstanding Notes to receive solely from Funds in Trust (as defined in Section 8.04 and as more fully set forth in such Section) payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) subject to the preceding clause (a), the Company’s obligations with respect to such Notes under Article Two and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03           Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, (i) the Company shall be released from its obligations, and each Guarantor shall be released from its obligations, in each case, under the covenants contained in Article 4 and Section 5.01 (except for the obligations of the Company or a Guarantor under paragraph (a) of Section 5.01 solely insofar as they relate to the Company or the Parent Guarantor), except as described further in clause (ii) of this sentence, and (ii) the limitations described in clause (3) of paragraph (a) of Section 5.01 with respect to the outstanding Notes shall no longer apply, on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or Act of the Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and each Restricted Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through (7) shall not constitute Events of Default.

Section 8.04           Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(a)           the Company shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes cash in United States dollars, U.S. Government Obligations, or a combination thereof (“Funds in Trust”), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or on any date after February 15, 2011 (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date);

(b)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders and beneficial owners of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of

Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit);

(e)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound (other than this Indenture);

(f)            the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor; and; and

(g)           the Company will have delivered to the Trustee an Officers’ Certificate and an opinion of independent counsel, each stating that all conditions precedent relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05           Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)           Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)           Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants, investment bank, or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company upon its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non- callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations to make the related payments under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

Amendment, Supplement and Waiver

Section 9.01           Without Consent of Holders of Notes.

(a)           Notwithstanding Section 9.02, the Company, any Guarantor, any other obligor under the Notes and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(1)           to evidence the succession of another Person to the Company, a Guarantor, or any other obligor under the Notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in this Indenture and in the Notes and in any Guarantee in accordance with Section 5.01;

(2)           to add to the covenants of the Company, any Guarantor or any other obligor under the Notes for the benefit of the Holders of the Notes, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;

(3)           to cure any ambiguity, omission or mistake, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee;

(4)           to make any provision with respect to matters or questions arising under this Indenture, the Notes or any Guarantee; provided that such provisions shall not adversely affect the interest of the Holders of the Notes in any material respect;

(5)           to add a Guarantor or additional obligor under this Indenture or permit any Person to guarantee the Notes and/or obligations under this Indenture;

(6)           to release a Guarantor as provided in this Indenture;

(7)           to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(8)           to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company’s or any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to this Indenture or otherwise;

(9)           to provide for the issuance of Additional Notes under this Indenture in accordance with the limitations set forth in this Indenture;

(10)         to comply with the rules of any applicable securities depositary;

(11)         to provide for uncertificated Notes in addition to or in place of certificated Notes;

(12)         to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(13)         to conform the text of this Indenture, the Notes or the Guarantees to any provision of the section entitled, “Description of the Notes,” in the Offering Memorandum; or

(14)         to provide for the reorganization of the Parent Guarantor or the Company as any other form of entity in accordance with Section 5.01(d).

(b)           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 12.04 and Section 9.06, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

(c)           Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02           With Consent of Holders of Notes.

(a)           Except as provided below in this Section 9.02, the Company, any Guarantor, any other obligor under the Notes and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of the Holder of each outstanding Note affected thereby, an amendment, supplement or waiver under this Section 9.02 may not:

(1)           change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(2)           amend, change or modify, (a) after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, in accordance with Section 4.11, the obligation of the Company, to make such Prepayment Offer or (b) the obligation of the Company, after the occurrence of a Change of Control, to make a Change of Control Offer in accordance with Section 4.17;

(3)           reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

(4)           modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Note affected thereby;

(5)           voluntarily release, other than in accordance with this Indenture, the Guarantee of any Guarantor; or

(6)           amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued hereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.

(b)           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 and Section 12.04, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)           It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d)           After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 9.03           Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04           Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder unless it makes a change described in any of clauses (1) through (6) of Section 9.02(a), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to such amendment, supplement or waiver and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.05           Notation on or Exchange of Notes.

(a)           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all

Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)           Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Guarantor may sign an amendment or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying in good faith upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.07           Effect of Supplemental Indentures.

Upon the execution of any amended or supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such amended or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE TEN

Guarantees

Section 10.01         Guarantee.

(a)           Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, fully and unconditionally, guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Guarantee hereunder of any Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders or the Trustee in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment or distribution under its Guarantee shall have the right to seek contribution from any non-paying Guarantor, in a pro rata amount based on the adjusted net assets of each Guarantor determined at the time of payment in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

(e)           The obligations of each Guarantor under its Guarantee pursuant to this Article Ten shall rank equally in right of payment with other existing and future senior Indebtedness of such Guarantor, and senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor.

Section 10.02         Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, and the Trustee each hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Article Ten, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Until such time as the Notes are paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under federal Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Ten.

Section 10.03         Guarantee Evidenced by Indenture; No Notation of Guarantee.

(a)           The Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture on the Issue Date, a supplemental indenture hereto) and not by an endorsement on, or attachment to, any Note or any Guarantee or notation thereof.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall be and remain in full force and effect, subject to Section 10.04, notwithstanding any failure to endorse on any Note a notation of such Guarantee.

(b)           The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each of the Guarantors.

(c)           Subsequent to the Issue Date, in the event a Restricted Subsidiary is required by Section 4.12 to guarantee the Company’s obligations under the Notes and this Indenture, the Company shall cause such Restricted Subsidiary to execute a supplemental indenture to this Indenture substantially in the form included in Exhibit D hereto in accordance with Section 4.12 and this Article Ten, to the extent applicable, which supplemental indenture shall be executed and delivered on behalf of such Guarantor by an Officer of such Guarantor.

Section 10.04         Releases of Guarantors.

(a)           The Guarantee of a Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any Holder of the Notes:

(1)           in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to one or more Persons that are not (either before or after giving effect to such transaction) the Parent Guarantor, the Company or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor complies with Section 4.11;

(2)           in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to one or more Persons that are not (either before or after giving effect to such transaction) the Parent Guarantor, the Company or a Restricted Subsidiary, if the sale of all such Capital Stock of that Subsidiary Guarantor complies with Section 4.11;

(3)           if the Parent Guarantor properly designates such Subsidiary Guarantor as a Non-Guarantor Restricted Subsidiary and such Restricted Subsidiary is not required at such time to issue a Guarantee of the Notes pursuant to Section 4.12;

(4)           if the Parent Guarantor properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary;

(5)           if a Subsidiary Guarantor under any Credit Facility is released from its guarantee issued pursuant to the terms of any Credit Facility of the Parent Guarantor, the Company or any direct or indirect Restricted Subsidiary, and such Subsidiary Guarantor is not an obligor under any Indebtedness of the Parent Guarantor, the Company or any domestic Restricted Subsidiary other than the Notes in excess of $5.0 million in aggregate principal amount;

(6)           upon the liquidation or dissolution of such Subsidiary Guarantor; provided that no Default or Event of Default has occurred and is continuing; or

(7)           if Legal Defeasance or Covenant Defeasance of the Notes has been effected or Satisfaction and Discharge has been effected in accordance with the procedures set forth in Article Eight or Article Eleven, as applicable; provided that any such release and discharge pursuant to clauses (1), (2), (3), (4), (5), (6) and (7) above shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Parent Guarantor, the Company and the domestic Restricted Subsidiaries (other than the Notes) having an aggregate principal amount in excess of $5.0 million shall also terminate at such time.

(b)           The Parent Guarantor will be released from its obligations under this Indenture and its Guarantee only if Legal Defeasance or Covenant Defeasance of the Notes has been effected or Satisfaction and Discharge has been effected in accordance with the procedures set forth in Article Eight or Article Eleven, as applicable.

(c)           Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

ARTICLE ELEVEN

Satisfaction and Discharge

Section 11.01         Satisfaction and Discharge.

This Indenture shall, upon the written request of the Company pursuant to an Officers’ Certificate, be discharged and cease to be of further effect as to all outstanding Notes under this Indenture (except for (a) the rights of the Holders of outstanding Notes to receive solely from the trust fund described in clause (b) of this Section 11.01, and as more fully set forth in such clause (b), payments in respect of the principal of, premium, if any, and accrued interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.07, 2.08 and 4.02 and (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharge of this Indenture (“Satisfaction and Discharge”) when:

(a)           either

(1)           all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation, or

(2)           all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b)           the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

(c)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit) and such Satisfaction and Discharge will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary of the Parent Guarantor is a party or by which the Company, any Guarantor or any Restricted Subsidiary of the Parent Guarantor is bound (other than this Indenture);

(d)           the Company or any Guarantor has paid or caused to be paid all other sums payable under this Indenture by the Company and any Guarantor;

(e)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel of independent counsel each stating that all conditions precedent under this Indenture relating to Satisfaction and Discharge have been complied with; and

(f)            the Company has delivered irrevocable instructions to the Trustee hereunder to apply any deposited money described in clause (b) above to the payment of the Notes at Maturity, Stated Maturity or the redemption date, as the case may be.

Section 11.02         Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)           Subject to Section 11.03, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)           Notwithstanding the above, the Trustee shall pay to the Company from time to time upon its request any cash or U.S. Government Obligations held by it as provided in this Section 11.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect Satisfaction and Discharge under this Article Eleven.

Section 11.03         Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

ARTICLE TWELVE

Miscellaneous

Section 12.01         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.02         Notices.

(a)           Any notice or communication by either of the Company or any Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company or any Guarantor:

LAREDO PETROLEUM, INC.

15 West Sixth Street

Suite 1800

Tulsa, OK 74119

Facsimile: (918) 513-4571

Attention: Mark Womble

with copies to:

AKIN, GUMP, STRAUSS, HAUER & FELD L.L.P.

1111 Louisiana St. 44th Floor

Houston, Texas 77002

Facsimile: (713) 236-0822

Attention: Christine B. LaFollette

If to the Trustee:

WELLS FARGO BANK, NATIONAL ASSOCIATION

1445 Ross Ave. 2nd Floor

MAC : T5303-022

Dallas, Texas 75202-2812

Facsimile: (214) 777-4086

Attention: Corporate Trust and Escrow Services

(b)           The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c)           All notices and communications (other than those sent to the Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five calendar days after being deposited in the mail, postage prepaid, if mailed; (iii) when receipt acknowledged, if telecopied; (iv) and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notices given by publication will be deemed given on the first date on which publication is made.

(d)           Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f)            If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(g)           In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(h)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(i)            Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 12.03         Communication by Holders of Notes with Other Holders of Notes.

The Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04         Certificate and Opinion as to Conditions Precedent.

(a)           Upon any request or application by the Company to the Trustee to take any action under this Indenture (except in connection with the original issuance of Notes on the Issue Date), the Company shall furnish to the Trustee:

(i)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)           to the extent required under Section 314 of the Trust Indenture Act, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel (who may rely on such Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 12.05         Statements Required in Certificate or Opinion.

(a)           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon certificates of public officials or upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.06         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of the Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07         No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, member, limited partner or stockholder of the Parent Guarantor, the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Parent Guarantor, the Company or the Restricted Subsidiaries under the Notes, this Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08         Governing Law.

THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09         Trust Indenture Act Controls.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provision hereof limits, qualifies or conflicts with a provision of the TIA which is required to be a part of and govern this Indenture, such required provision of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be.

Section 12.10         Successors.

All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 5.01 or 10.04.

Section 12.11         Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12         Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Indenture. Any party delivering an executed counterpart of this Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Indenture.

Section 12.13         Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given, made or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing, and may be given, made or taken in connection with a purchase of, or tender offer or exchange offer for, outstanding Notes; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 12.14.

Without limiting the generality of this Section 12.14, unless otherwise provided in or pursuant to this Indenture, (i) a Holder, including a Depositary or its nominee that is a Holder of a Global Note, may give, make or take, by an agent or agents duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be given, made or taken by the Holders, and a Depositary or its nominee that is a Holder of a Global Note may duly appoint in writing as its agent or agents members of, or participants in, such Depositary holding interests in such Global Note in the records of such Depositary; and (ii) with respect to any Global Note the Depositary for which is DTC, any consent or other action given, made or taken by an “agent member” of DTC by electronic means in accordance with the Automated Tender Offer Procedures system or other customary procedures of, and pursuant to authorization by, DTC shall be deemed to constitute the “Act” of the Holder of such Global Note, and such Act shall be deemed to have been delivered to the Company and the Trustee upon the delivery by DTC of an “agent’s message” or other notice of such consent or other action having been so given, made or taken in accordance with the customary procedures of DTC.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           Notwithstanding anything to the contrary contained in this Section 12.14 or elsewhere in this Indenture, the principal amount and serial numbers of Notes held by any

Holder, and the date of holding the same, shall be proved by the Securities Register of the Notes maintained by the Registrar as provided in Section 2.04.

(d)           If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at their option, by or pursuant to a resolution of its Board of Directors, fix in advance a record date for the determination of the Holders entitled to give, make or take such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of the Holders generally in connection therewith or the date of the most recent list of the Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, then notwithstanding the second sentence of Section 9.04, any instrument embodying and evidencing such request, demand, authorization, direction, notice, consent, waiver or other Act may be executed before or after such record date, but only the Holders of record at the close of business on such record date (whether or not such Persons were Holders before, or continue to be Holders after, such record date) shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have given, made or taken such request, demand, authorization, direction, notice, consent, waiver or other Act, and (except to the extent otherwise required by the TIA) for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such Act by the Holders of record on any record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after such record date.

(e)           Subject to Section 9.04, any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f)            Without limiting the foregoing, a Holder entitled hereunder to give, make or take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(g)           For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 12.14         Benefit of Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.15         Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16         Language of Notices. Etc.

Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURES

LAREDO PETROLEUM, INC., a Delaware
corporation

By:	/s/ W. Mark Womble
Name: W. Mark Womble
Title: Sr. Vice President

LAREDO PETROLEUM, LLC, a Delaware limited
liability company

By:	/s/ W. Mark Womble
Name: W. Mark Womble
Title: Sr. Vice President

LAREDO GAS SERVICES, LLC, a Delaware
limited liability company

By:	/s/ W. Mark Womble
Name: W. Mark Womble
Title: Sr. Vice President

LAREDO PETROLEUM TEXAS, LLC, a Texas
limited liability company

By:	/s/ W. Mark Womble
Name: W. Mark Womble
Title: Sr. Vice President

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Trustee

By:	/s/ Patrick T. Giordano
Name: Patrick T. Giordano
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A1

[Face of Note]

[Global Note Legend]

[Private Placement Legend]

A1-1

CUSIP [   ]

No.	$

LAREDO PETROLEUM, INC.

9½% Senior Notes due 2019

Laredo Petroleum, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to) for value received, promises to pay to               , or its registered assigns, the principal sum of [Amount of Note] UNITED STATES DOLLARS ($[      ]) [or such greater or lesser amount as may be indicated on the Schedule hereto](1) on February 15, 2019.

Interest Payment Dates: February 15th and August 15th of each year, commencing August 15, 2011.

Regular Record Dates: February 1st and August 1st of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

(1)     Include only on Global Note.

A1-2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

LAREDO PETROLEUM, INC., a Delaware
corporation

By:
Name:
Title:

A1-3

(Form of Trustee’s Certificate of Authentication)

This is one of the 9½% Senior Notes due 2019 described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Trustee

By:
Authorized Signatory

Date:

A1-4

[Reverse Side of Note]

LAREDO PETROLEUM, INC.

9½% Senior Notes due 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest. The Company promises to pay interest on the principal amount of this Note at 91/2% per annum from the date hereof until maturity [and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement, dated January 20, 2011+ referred below].* The Company shall pay interest [and Additional Interest, if any,] semi-annually in arrears on February 15th and August 15th of each year (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [August 15, 2011]:. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Additional Interest] (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

[This Exchange Note was issued in connection with the Exchange Offer pursuant to which the 9½% Senior Notes due 2019 in like principal amount were exchanged for Exchange Notes. The Exchange Notes rank pari passu in right of payment with the Initial Notes. For any period in which the Initial Note exchanged for this Exchange Note was outstanding, Additional Interest may be due and owing on the Initial Note in connection with the Registration Rights Agreement.]**

2.             Method of Payment. The Company shall pay interest on the Notes [and Additional Interest, if any] (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the February 1st or August 1st immediately preceding the Interest Payment Date, even if such Notes are canceled

+	For Additional Notes, insert the date of the Registration Rights Agreement for those Additional Notes.
*	Not to be included for Exchange Notes.
:	For Additional Notes, insert the appropriate interest payment date for those Additional Notes.
**	For Exchange Notes

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after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. [The Company shall pay all Additional Interest, if any, on the same dates as interest on the Notes is payable and in the amounts set forth in the Registration Rights Agreement.]* The Notes shall be payable as to principal, premium, if any, and interest [and Additional Interest, if any,]* at the office or agency of the Company maintained for such purpose; provided, however, that (i) payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest [and Additional Interest, if any]) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary with respect thereto; and (ii) payments in respect of the Notes represented by any Definitive Notes (including principal, premium, if any, and interest [and Additional Interest, if any]) shall be made (subject (in the case of payments of principal or premium, if any) to surrender of such Note to such office or agency): (a) if the Holder thereof has specified a U.S. dollar account maintained by such Holder with a bank located in the United States for such purpose no later than 15 days immediately preceding the relevant payment date (or such later date as the Trustee may accept in its discretion), by wire transfer of immediately available funds to such account so specified or (b) otherwise, at the option of the Company, by check mailed to the Holder of such Note at its address set forth in the Securities Register.

3.             Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture. The Company issued the Notes under an Indenture dated as of January 20, 2011 (the “Indenture”) among the Company, the Initial Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein.

5.             Optional Redemption. (a) On or after February 15, 2015, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on February 15th of the years indicated below:

*	Not to be included for Exchange Notes.

A1-6

Year	Redemption Price

2015	104.750%
2016	102.375%
2017 and thereafter	100.000%

(b)           In addition, at any time and from time to time prior to February 15, 2014, the Company may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 109.50% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company complete such redemption no later than 180 days after the closing of the related Equity Offering. Notice of any redemption pursuant to this clause (b) may be given prior to the completion of the applicable Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more condition precedent, including completion of such Equity Offering. If any such conditions do not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

(c)           The Notes may also be redeemed, in whole or in part, at any time or from time to time prior to February 15, 2015 at the option of the Company at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)           The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.17 of the Indenture.

6.             Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may, at any time and from time to time, purchase Notes in open market purchases or negotiated transactions by tender offer or otherwise.

7.             Repurchase at Option of Holders.

(a)           Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $2,000 or whole multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of

A1-7

the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date), pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

(b)           Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repurchase of the Notes of Holders electing repurchase thereof pursuant to a Prepayment Offer.

8.             Selection and Notice of Redemption. If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected in the manner specified in the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of any Note surrendered for redemption will be issued in the name of the Holder thereof upon cancellation of the surrendered Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest [and Additional Interest]*, if any, shall cease to accrue on Notes or portions of them called for redemption.

9.             Guarantees. The payment by the Company of the principal of and premium and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.

10.           Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

11.           Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

12.           Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented, and compliance with the provisions thereof waived, only as provided in the Indenture.

13. Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture with respect to the Parent Guarantor, the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in

*	Not to be included for Exchange Notes.

A1-8

aggregate principal amount of the then outstanding Notes may declare all unpaid principal of,  premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any past Default and its consequences under the Indenture except a Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and, so long as any Notes are outstanding, the Company is required upon certain Officers becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

14.           Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15.           Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

16.           No Recourse Against Others. No director, officer, employee, member, limited partner or stockholder of the Parent Guarantor, the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Parent Guarantor, the Company or the Restricted Subsidiaries under the Notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

17.           Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18.           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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19.           Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. [In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued on the Issue Date shall have all the rights set forth in the Registration Rights Agreement dated as of January 20, 2011+, among the Company, the Guarantors and the parties named on the signature pages thereof.]*

20.           CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.           Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

22.           Successors. In the event a successor assumes all the obligations of the Company under the Notes and the Indenture (except in case of a lease) pursuant to the terms thereof, the Company will be released from all such obligations.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture unless the Parent Guarantor has posted a copy of the Indenture on the Parent Guarantor or Company Website with access to current and prospective investors. Requests may be made to:

LAREDO PETROLEUM, INC.

15 West Sixth Street

Suite 1800

Tulsa, OK 74119

Facsimile: (918)513-4571

Attention: Mark Womble

+	For Additional Notes, insert the date of the Registration Rights Agreement for those Additional Notes.
*	Not to be included for Exchange Notes.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert
assignee’s soc. sec. or tax I.D. no.)

(Print or
type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.17 of the Indenture, check the appropriate box below:

☐ Section 4.11	☐ Section 4.17

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$

Date :

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Signatures must be guaranteed by an “eligible guarantor institution” meeting the Requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount of
	Amount of Decrease	Amount of Increase in	this Global Note
	in Principal Amount	Principal Amount of	Following such
Date of Exchange	of this Global Note	this Global Note	Decrease (or Increase)

(1)           Include only on Global Note.

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EXHIBIT A2

[Face of Note]

[Global Note Legend]

[Private Placement Legend]

[Temporary Regulation S Legend]

A2-1

CUSIP [   ]

No.	$

LAREDO PETROLEUM, INC.

9½% Senior Notes due 2019

Laredo Petroleum, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to) for value received, promises to pay to               , or its registered assigns, the principal sum of [Amount of Note] UNITED STATES DOLLARS ($[      ]) [or such greater or lesser amount as may be indicated on the Schedule hereto](1) on February 15, 2019.

Interest Payment Dates: February 15th and August 15th of each year, commencing August 15, 2011.

Regular Record Dates: February 1st and August 1st of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

(1)     Include only on Global Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

LAREDO PETROLEUM, INC., a Delaware
corporation

By:
Name:
Title:

A2-3

(Form of Trustee’s Certificate of Authentication)

This is one of the 9½% Senior Notes due 2019 described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Trustee

By:
Authorized Signatory

Date:

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[Reverse Side of Note]

LAREDO PETROLEUM, INC.

9½% Senior Notes due 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest. The Company promises to pay interest on the principal amount of this Note at 9½% per annum from the date hereof until maturity [and shall pay Additional Interest, if any, as provided in the Registration Rights Agreement, dated January 20, 2011+ referred below].* The Company shall pay interest [and Additional Interest, if any,] semi-annually in arrears on February 15th and August 15th of each year (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [August 15, 2011]:. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Additional Interest] (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

[This Exchange Note was issued in connection with the Exchange Offer pursuant to which the 9½% Senior Notes due 2019 in like principal amount were exchanged for Exchange Notes. The Exchange Notes rank pari passu in right of payment with the Initial Notes. For any period in which the Initial Note exchanged for this Exchange Note was outstanding, Additional Interest may be due and owing on the Initial Note in connection with the Registration Rights Agreement.]**

2.             Method of Payment. The Company shall pay interest on the Notes [and Additional Interest, if any] (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the February 1st or August 1st immediately preceding the Interest Payment Date, even if such Notes are canceled

+	For Additional Notes, insert the date of the Registration Rights Agreement for those Additional Notes.
*	Not to be included for Exchange Notes.
:	For Additional Notes, insert the appropriate interest payment date for those Additional Notes.
**	For Exchange Notes

A2-5

after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. [The Company shall pay all Additional Interest, if any, on the same dates as interest on the Notes is payable and in the amounts set forth in the Registration Rights Agreement.]* The Notes shall be payable as to principal, premium, if any, and interest [and Additional Interest, if any,]* at the office or agency of the Company maintained for such purpose; provided, however, that (i) payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest [and Additional Interest, if any]) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary with respect thereto; and (ii) payments in respect of the Notes represented by any Definitive Notes (including principal, premium, if any, and interest [and Additional Interest, if any]) shall be made (subject (in the case of payments of principal or premium, if any) to surrender of such Note to such office or agency): (a) if the Holder thereof has specified a U.S. dollar account maintained by such Holder with a bank located in the United States for such purpose no later than 15 days immediately preceding the relevant payment date (or such later date as the Trustee may accept in its discretion), by wire transfer of immediately available funds to such account so specified or (b) otherwise, at the option of the Company, by check mailed to the Holder of such Note at its address set forth in the Securities Register.

3.             Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture. The Company issued the Notes under an Indenture dated as of January 20, 2011 (the “Indenture”) among the Company, the Initial Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture pursuant to which this Note is issued provides that an unlimited amount of Additional Notes may be issued thereunder, subject to compliance with the covenants therein.

5.             Optional Redemption. (a) On or after February 15, 2015, the Company may redeem all or a portion of the Notes, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or whole multiples of $1,000 in excess thereof at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on February 15th of the years indicated below:

*	Not to be included for Exchange Notes.

A2-6

Year	Redemption Price

2015	104.750%
2016	102.375%
2017 and thereafter	100.000%

(b)           In addition, at any time and from time to time prior to February 15, 2014, the Company may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 109.50% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). At least 65% of the aggregate principal amount of Notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company complete such redemption no later than 180 days after the closing of the related Equity Offering. Notice of any redemption pursuant to this clause (b) may be given prior to the completion of the applicable Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more condition precedent, including completion of such Equity Offering. If any such conditions do not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

(c)           The Notes may also be redeemed, in whole or in part, at any time or from time to time prior to February 15, 2015 at the option of the Company at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)           The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.17 of the Indenture.

6.             Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may, at any time and from time to time, purchase Notes in open market purchases or negotiated transactions by tender offer or otherwise.

7.             Repurchase at Option of Holders.

(a)           Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $2,000 or whole multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of

A2-7

the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date), pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

(b)           Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repurchase of the Notes of Holders electing repurchase thereof pursuant to a Prepayment Offer.

8.             Selection and Notice of Redemption. If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected in the manner specified in the Indenture. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of any Note surrendered for redemption will be issued in the name of the Holder thereof upon cancellation of the surrendered Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest [and Additional Interest]*, if any, shall cease to accrue on Notes or portions of them called for redemption.

9.             Guarantees. The payment by the Company of the principal of and premium and interest on the Notes is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture.

10.           Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

11.           Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

12.           Amendment, Supplement and Waiver. The Indenture or the Notes may be amended or supplemented, and compliance with the provisions thereof waived, only as provided in the Indenture.

13.           Defaults and Remedies. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization specified in the Indenture with respect to the Parent Guarantor, the Company or any Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate

*	Not to be included for Exchange Notes.

A2-8

principal amount of the then outstanding Notes may declare all unpaid principal of,  premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the Notes outstanding by notice to the Trustee may on behalf of the Holders of all outstanding Notes waive any past Default and its consequences under the Indenture except a Default (1) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each Holder of Notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and, so long as any Notes are outstanding, the Company is required upon certain Officers becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

14.           Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

15.           Defeasance and Discharge. The Notes are subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

16.           No Recourse Against Others. No director, officer, employee, member, limited partner or stockholder of the Parent Guarantor, the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Parent Guarantor, the Company or the Restricted Subsidiaries under the Notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

17.           Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18.           Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

A2-9

19.           Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. [In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued on the Issue Date shall have all the rights set forth in the Registration Rights Agreement dated as of January 20, 2011+, among the Company, the Guarantors and the parties named on the signature pages thereof.]*

20.           CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.           Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

22.           Successors. In the event a successor assumes all the obligations of the Company under the Notes and the Indenture (except in case of a lease) pursuant to the terms thereof, the Company will be released from all such obligations.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture unless the Parent Guarantor has posted a copy of the Indenture on the Parent Guarantor or Company Website with access to current and prospective investors. Requests may be made to:

LAREDO PETROLEUM, INC.

15 West Sixth Street

Suite 1800

Tulsa, OK 74119

Facsimile: (918)513-4571

Attention: Mark Womble

+	For Additional Notes, insert the date of the Registration Rights Agreement for those Additional Notes.
*	Not to be included for Exchange Notes.

A2-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert
assignee’s soc. sec. or tax I.D. no.)

(Print or
type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A2-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.17 of the Indenture, check the appropriate box below:

☐ Section 4.11	☐ Section 4.17

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.17 of the Indenture, state the amount you elect to have purchased:

$

Date :

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Signatures must be guaranteed by an “eligible guarantor institution” meeting the Requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A2-12

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount of
	Amount of Decrease	Amount of Increase in	this Global Note
	in Principal Amount	Principal Amount of	Following such
Date of Exchange	of this Global Note	this Global Note	Decrease (or Increase)

(1)       Include only on Global Note.

A2-13

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

LAREDO PETROLEUM, INC.

15 West Sixth Street

Suite 1800

Tulsa, OK 74119

Facsimile: (918) 513-4571

Attention: Mark Womble

WELLS FARGO BANK, NATIONAL ASSOCIATION

1445 Ross Ave. 2nd Floor

MAC : T5303-022

Dallas, Texas 75202-2812

Facsimile: (214) 777-4086

Attention: Corporate Trust and Escrow Services

Re: 9½% Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of January 20, 2011 (the “Indenture”), among Laredo Petroleum, Inc., a Delaware corporation (the “Company”), the Guarantors and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐            1.             Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144 A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐            2.             Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) for purposes of Rule 904 under the Securities Act, the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904 of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐            3.             Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note or Global Note pursuant to any provision of the Securities Act other than Rule 144 A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

☐            4.             Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐ Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐ Check if Transfer is Pursuant to Other Exemption, (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

☐            (A)          a beneficial interest in the:

(i)            144A Global Note (CUSIP           ); or

(ii)           Regulation S Global Note (CUSIP           ); or

☐            (B) a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

☐            (A) a beneficial interest in the:

(iii)          144A Global Note (CUSIP           ); or

(iv)          Regulation S Global Note (CUSIP          ); or

(v)           Unrestricted Global Note (CUSIP           ); or

☐            (B) a Restricted Definitive Note; or

☐            (C) an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

LAREDO PETROLEUM, INC.

15 West Sixth Street

Suite 1800

Tulsa, OK 74119

Facsimile: (918) 513-4571

Attention: Mark Womble

WELLS FARGO BANK, NATIONAL ASSOCIATION

1445 Ross Ave. 2nd Floor

MAC : T5303-022

Dallas, Texas 75202-2812

Facsimile: (214) 777-4086

Attention: Corporate Trust and Escrow Services

Re: 9½% Senior Notes due 2019

Reference is hereby made to the Indenture, dated as of January 20, 2011 (the “Indenture”), among Laredo Petroleum, Inc., a Delaware corporation (the “Company”), the Guarantors and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

[Form of Supplemental Indenture to add a Subsidiary Guarantor]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                 , among Laredo Petroleum, Inc. (the “Company”), the Company’s subsidiaries listed on Schedule A hereto (each, a “New Guarantor”), the Company’s subsidiaries listed on Schedule B hereto (collectively the “Existing Guarantors”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an indenture (the “Indenture”), dated as of January 20, 2011, providing for the issuance of 9½% Senior Notes due 2019 (the “Notes”);

WHEREAS, Section 9.01 of the Indenture provides that, without the consent of any Holders, the Company and the Existing Guarantors, when authorized by a Board Resolution of the Company, and the Trustee, at any time and from time to time, may supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;

WHEREAS, each New Guarantor wishes to guarantee the Notes pursuant to the Indenture;

WHEREAS, pursuant to Section 4.12 and Article Ten of the Indenture, the Company, the Existing Guarantors, the New Guarantors and the Trustee have agreed to enter into this Guarantor Supplemental Indenture for the purposes stated herein; and

WHEREAS, all things necessary have been done to make this Guarantor Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each New Guarantor, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2. Guarantee. Each New Guarantor hereby guarantees, on a senior unsecured basis, to each Holder of a Note and to the Trustee, the obligations of the Company under the Indenture and the Notes pursuant to the terms and conditions of Article Ten of the Indenture (each such guarantee, a “Guarantee”) and such New Guarantor agrees to be bound as a Guarantor under the

Indenture as if and to the same extent as such New Guarantor had been a signatory thereto as an Initial Guarantor; provided that the New Guarantor can be released from its Guarantee to the same extent as any other Guarantor under the Indenture.

Section 3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Supplemental Indenture. Any party delivering an executed counterpart of this Supplemental Indenture by facsimile or electronic transmission also shall deliver an original executed counterpart of this Supplemental Indenture, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Supplemental Indenture.

Section 5. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

Section 6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, Existing Guarantors and the New Guarantors.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

LAREDO PETROLEUM, INC., a Delaware
corporation

By:
Name:
Title

EACH GUARANTOR LISTED ON
SCHEDULE A HERETO

By:
Name:
Title

EACH GUARANTOR LISTED ON
SCHEDULE B HERETO

By:
Name:
Title

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Trustee

By:
Authorized Signatory